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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Wm. WRIGLEY Jr. COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Wm. WRIGLEY Jr. Company

Wrigley Building  •  410 North Michigan Avenue  •  Chicago, Illinois 60611
February 9, 2004

Dear Stockholder:

     You are cordially invited to attend the 101st Annual Meeting of Stockholders of the Wm. Wrigley Jr. Company. The meeting will be held at 10:00 a.m. Chicago time on Tuesday, March 9, 2004, at the Bank One Auditorium located at 1 Bank One Plaza, 10 South Dearborn Street, located in the Chicago loop and bounded by Madison, Clark, Monroe and Dearborn Streets. Please use the Dearborn Street entrance. For your reference, a map of the area is provided at the back cover of the proxy statement.

     The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the items to be considered and acted upon by the stockholders.

     Please note that this year we are requiring admission tickets to attend the Annual Meeting. Please see the proxy statement for details.

     Whether or not you plan to attend this meeting, please sign, date and return your enclosed proxy card, or vote over the phone or Internet, as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. If you attend the meeting, you may revoke your proxy, if you wish, and vote personally. It is very important that your stock be represented.

     I look forward to seeing you at the meeting.

Sincerely,

WILLIAM WRIGLEY, JR.
Chairman of the Board, President
and Chief Executive Officer

General
Proposal 1 —Election of Class II Directors
Determination of Director Independence
Security Ownership of Directors and Executive Officers
Security Ownership of Certain Beneficial Owners
Meetings and Committees of the Board
Compensation of Directors
Proposal 2 —Amendment of the Company’s 1997 Management Incentive Plan
Proposal 3 —The Ratification of Appointment of Ernst & Young LLP as Independent Auditors
Executive Compensation
Compensation Committee Report on Executive Compensation
Five-year Total Stockholder Return
Summary Compensation Table
Wrigley Stock Option Program
Long-Term Stock Grant Program
Pension Plan
Audit Committee Disclosure
Audit Committee Pre-approval Policy
Service Fees Paid To Auditors
Report of the Audit Committee
Section 16(a) Beneficial Ownership Reporting Compliance
Stockholder Proposals for the 2005 Annual Meeting of Stockholders
Other Business
Appendix A —Director Independence Standards
Appendix B —Wm. Wrigley Jr. Company Amended 1997 Management Incentive Plan
Appendix C —Audit Committee Charter
Appendix D —Audit and Non-Audit Services Pre-Approval Policy
Maps/Directions to Bank One Auditorium (Annual Meeting)

Wm. WRIGLEY Jr. Company

Wrigley Building  •  410 North Michigan Avenue  •  Chicago, Illinois 60611
NOTICE OF ANNUAL MEETING

To the Stockholders:

    The 101st Annual Meeting of Stockholders of the Wm. Wrigley Jr. Company, a Delaware corporation, will be held at the Bank One Auditorium, 1 Bank One Plaza, 10 South Dearborn Street, Chicago, Illinois, 60670, on Tuesday, March 9, 2004, at 10:00 a.m., Central Standard Time, for the following purposes:

1.	To elect three Class II Directors to serve on the Board until the annual meeting in 2007;

2.	To amend the Company’s 1997 Management Incentive Plan;

3.	To ratify the appointment of independent auditors for the year ending December 31, 2004; and

4.	To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

    Stockholders of record at the close of business on Thursday, January 15, 2004, are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

    Your copy of the 2003 Annual Report of the Wm. Wrigley Jr. Company is enclosed.

    Please note that only persons with an admission ticket, evidence of stock ownership, or who are guests of the Company will be admitted to the Annual Meeting. Photo identification will be required.

•	If you are a share owner of record, your admission ticket is attached to your proxy card. You will need to bring it with you to the meeting. If you would like to pre-register for the meeting, or if you have elected to receive your proxy materials electronically, please contact the Stockholder Relations Department at 1-800-824-0474 and request an admission ticket.

•	If you own shares in “street name” by your broker or bank, you will need to bring evidence of your stock ownership, such as a proxy obtained from your street name nominee or your most recent brokerage account statement, together with valid photo identification. If you do not have either an admission ticket or proof that you own stock, you will not be admitted to the meeting.

    You can help your Company prepare for the Annual Meeting by voting your proxy as soon as possible. You may vote your proxy by marking, signing and dating the accompanying proxy card and returning it as soon as possible. For your convenience, a return envelope is enclosed with postage paid. Or, you can vote electronically over the telephone or the Internet as described on the accompanying proxy card.

By Authorization of the Board of Directors,

HOWARD MALOVANY, Vice President, Secretary and General Counsel
Chicago, February 9, 2004

YOUR VOTE IS IMPORTANT. WHETHER YOU OWN ONE SHARE OR MANY, YOUR PROMPT COOPERATION IN VOTING YOUR PROXY CARD IS GREATLY APPRECIATED.

Proxy Statement for the

Annual Meeting of Stockholders of the

WM. WRIGLEY JR. COMPANY

To Be Held on Tuesday, March 9, 2004

Inside
Maps/Directions to Bank One Auditorium (Annual Meeting)	Back Cover

PROXY STATEMENT

FOR THE

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AT 10:00 A.M., TUESDAY, MARCH 9, 2004

GENERAL

      SOLICITATION OF PROXIES. The accompanying proxy is solicited by the Board of Directors (the “Board”) of the Wm. Wrigley Jr. Company (the “Company”) in connection with the Annual Meeting of Stockholders (the “Meeting”) to be held at 10:00 a.m., Central Standard Time, on Tuesday, March 9, 2004. This Proxy Statement, the enclosed proxy card and a copy of the Company’s Annual Report to Stockholders for the year ended December 31, 2003, are being mailed on or about February 9, 2004, to stockholders of record as of January 15, 2004.

      COSTS OF SOLICITATION. The costs of soliciting proxies will be borne by the Company. In addition to the use of the mails, certain Directors, officers or employees of the Company, who will not be specifically compensated for doing so, may solicit proxies by telephone, telegram, facsimile, e-mail or personal contact. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of the Company’s Common and Class B Common Stock.

      OUTSTANDING VOTING SHARES. Stockholders of record at the close of business on Thursday, January 15, 2004, are entitled to notice of and to vote at the Meeting. As of January 15, 2004, there were 185,023,269 shares of Common Stock and 39,854,909 shares of Class B Common Stock outstanding and entitled to notice and to vote. Each share of Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes on each matter presented.

      VOTE REQUIRED FOR APPROVAL. Holders of shares of Common Stock and Class B Common Stock will vote together as a single class with respect to Proposals 1, 2 and 3, the only business the Board intends to present to the Meeting. Each proposal requires affirmation by a majority of the votes eligible to be cast by holders of shares represented at the Meeting in person or by proxy. Proposal 1 votes may be cast by a stockholder in favor of the nominees or withheld. Proposal 2 and Proposal 3 votes may be cast by a stockholder in favor of or against the Proposal or a stockholder may elect to abstain. Votes withheld and abstentions are deemed present at the Meeting, are counted for quorum purposes and will have the same effect as a vote against the matter. Broker nonvotes, if any, while counted for general quorum purposes, are not deemed to be present with respect to any matter for which a broker does not have authority to vote.

      VOTING YOUR PROXY. Properly executed proxies received by the Company prior to the Meeting and not revoked will be voted as directed. In the absence of direction from the stockholder, properly executed proxies received prior to the Meeting will be voted FOR Proposals 1, 2 and 3. You may revoke your proxy by giving written notice of revocation to the Secretary of the Company at any time before it is voted, by submitting a later-dated proxy or by attending the Meeting and voting your shares in person. Stockholders are urged to sign and date the enclosed proxy card and return it as promptly as possible in the envelope enclosed for that purpose. Stockholders may also return their proxies by using the toll free telephone number or Internet voting procedure included with the proxy card. These procedures comply with applicable state law to ensure stockholder identities are authenticated and voting instructions are properly recorded and confirmed.

PROPOSAL 1
ELECTION OF CLASS II DIRECTORS

      The full Board is comprised of nine Directors. The Board is divided into three classes, each class having three Directors. The term of the existing Class II Directors, Thomas A. Knowlton, Steven B. Sample and Alex Shumate, expires at the Meeting. Class III Directors, Penny Pritzker, Richard K. Smucker and William Wrigley, Jr., serve until the annual meeting in 2005 and the Class I Directors, John F. Bard, Howard B. Bernick and Melinda R. Rich, serve until the annual meeting in 2006.

      The election of the Class II Directors will take place at the Meeting. At its meeting of January 28, 2004, the Board approved the recommendation of the Corporate Governance Committee that three Class II Directors be elected for a three year term, and that the full Board remain comprised of nine Directors for the ensuing year.

      If elected, each of the three Class II Director nominees will serve on the Board until the annual meeting in 2007, or until their successors are duly elected and qualified in accordance with the Company’s By-laws. All nominees are currently Class II Directors of the Board. If any of the three nominees should become unable to accept election, the persons named in the proxy as members of the proxy committee may vote for such other person(s) as may be designated by the Board or the proxy committee. Management has no reason to believe that any of the three nominees for election named below will be unable to serve.

      Election of the Class II Director nominees to the Board requires affirmation by a majority of the votes entitled to be cast by the holders of the outstanding shares of Common Stock and Class B Common Stock represented at the Annual Meeting in person or by proxy, voting together as a single class.

YOUR BOARD RECOMMENDS THAT STOCKHOLDERS

VOTE FOR ALL THREE NOMINEES LISTED BELOW.

Nominees For Election as Class II Directors With Terms Expiring in 2007:

Thomas A. Knowlton
Mr. Knowlton, 57, has been a Director of the Company since 1996 and is Chairman of the Compensation Committee. He has been Dean of the Faculty of Business at Ryerson University, Toronto, Canada since 2000. He was Executive Vice President of the Kellogg Company from 1992 until 1998 and was President-Kellogg North America from 1994 until 1998.
Steven B. Sample
Dr. Sample, 63, has been a Director of the Company since 1997 and is a member of the Compensation and Corporate Governance Committees. He has been President of the University of Southern California since 1991. Dr. Sample is a Director of Unova, Inc., AMCAP Fund Inc., American Mutual Fund, Inc. and Advanced Bionics Corporation.

Alex Shumate
Mr. Shumate, 53, has been a Director of the Company since 1998 and is a member of the Audit and Compensation Committees. He has been a partner of the law firm Squire, Sanders & Dempsey, L.L.P., resident in Columbus, Ohio, since 1988, and its Managing Partner since 1991. Mr. Shumate is also a Director of Nationwide Financial Services, Inc.
Continuing Class III Directors With Terms Expiring in 2005:
Penny Pritzker
Ms. Pritzker, 44, has been a Director of the Company since 1994 and is Chairman of the Corporate Governance Committee. She has been Chairman of Classic Residence by Hyatt, an affiliate of Hyatt Corporation, since 1987 and President of Pritzker Realty Group L.P., which acts as an investment advisor in the acquisition and development of real estate, since 1991. Ms. Pritzker is also a Director of Hyatt Corporation and Hyatt International Corporation and a private investor.
Richard K. Smucker
Mr. Smucker, 55, has been a Director of the Company since 1988 and is Chairman of the Audit Committee. He has been Chief Financial Officer since 2003, Co-Chief Executive Officer since 2001, and President and a Director of The J.M. Smucker Company, a manufacturer of food spreads and food spread-related items, since 1987 and 1975, respectively. Mr. Smucker is also a Director of The Sherwin-Williams Company.
William Wrigley, Jr.
Mr. Wrigley, Jr., 40, a Director of the Company since 1988, was elected as Chairman of the Board effective January 1, 2004. He has been President and Chief Executive Officer since 1999, was Vice President of the Company from 1991 to 1999 and was Assistant to the President from 1985 to 1992.
Continuing Class I Directors With Terms Expiring in 2006:
John F. Bard
Mr. Bard, 62, a Director of the Company since 1999, was Senior Vice President from 1991 until 1999 and Executive Vice President from 1999 until 2000, when he retired from the Company. Mr. Bard is a member of the Corporate Governance Committee and is also a Director of Weight Watchers International, Inc. and Sea Pines Associates, Inc.

Howard B. Bernick
Mr. Bernick, 51, has been a Director of the Company since 2001 and is a member of the Audit and Compensation Committees. He has been a Director of Alberto-Culver Company, a global manufacturer, marketer and distributor of beauty and hair care products, since 1986 and has been its President and Chief Executive Officer since 1994.
Melinda R. Rich
Ms. Rich, 46, has been a Director of the Company since 1999 and is a member of the Audit and Corporate Governance Committees. She has been President of Rich Entertainment Group since 1994; Executive Vice President of Innovation since 1997, and a Director since 1998 of Rich Products Corporation, Buffalo, New York, a multinational, privately-held, family-owned manufacturer and distributor of nondairy and frozen food products. Ms. Rich is also a Director of M&T Bank Corporation, Buffalo, New York.

Determination of Director Independence

      The Board is required under the New York Stock Exchange rules to affirmatively determine the independence of each Director and to disclose such determination in the proxy statement for each annual meeting of stockholders of the Company. The Board has established guidelines to assist it in making this determination. The guidelines include all elements of the New York Stock Exchange listing standards and are attached to this Proxy Statement as Appendix A. Based on these guidelines, the Board, at its meeting held on January 28, 2004, has determined that all Non-employee Directors, (i.e. all except Mr. Wrigley, Jr.) are independent.

Security Ownership of Directors and Executive Officers

      The following table sets forth the beneficial ownership of Company Common Stock and Class B Common Stock as of January 15, 2004, for each Director and nominee, the Chief Executive Officer, the next four most highly compensated executive officers, and for all Directors and executive officers as a group.

				Options Currently
			Common Stock	Exercisable
Name	Common Stock(1)		Units(2)	or within 60 days

					Class B
					Common
					Stock*

John F. Bard	6,012		14,834	112,625	0
Howard B. Bernick	10,000		4,936	2,125	0
Thomas A. Knowlton	5,000		7,244	2,125	0
Penny Pritzker	400		20,467	2,125	0
Melinda R. Rich	1,367		5,502	2,125	0
Steven B. Sample	2,000		5,441	2,125	0
Alex Shumate	200		4,747	2,125	0
Richard K. Smucker	7,329		36,088	2,125	0
William Wrigley, Jr.	37,059,577	(3)	13,937	298,000	24,705,570 (3)
Peter R. Hempstead	0		36,100	148,000	0
Ronald V. Waters	5,288		26,945	88,000	0
Gary E. McCullough(4)	11,461		1,013	108,000	0
Darrell Splithoff	4,307		5,205	47,250	0

All directors and executive officers as a group (31)	37,263,166	(5)	344,782	1,212,850	24,723,732 (5)

(1)	Includes restricted shares held by Directors and executive officers over which they have voting power but not investment power, shares held directly or in joint tenancy, shares held in trust, by broker, bank or nominee or other indirect means and over which the individual or member of the group has sole voting or shared voting and/or investment power. Unless otherwise noted, each individual or member of the group has sole voting and investment power with respect to the shares shown. No Director or executive officer, except Mr. Wrigley, Jr., owns more than one tenth of one percent of the total outstanding shares of either class of Common Stock. Mr. Wrigley, Jr. beneficially owns 20.03% of the shares of Common Stock outstanding and 61.99% of the shares of Class B Common Stock outstanding.

(2)	Indicates the nonvoting share units credited to the account of the named individual or members of the group, as applicable, under the Deferred Compensation Plan for Non-employee Directors and the Stock Deferral Plan for Non-employee Directors, a complete description of which is set forth under the heading “Compensation of Directors” in this proxy statement, or credited pursuant to deferred compensation elections under various programs of the Company’s 1997 Management Incentive Plan, as amended.

(3)	Includes 35,995,714 shares of Common Stock and 24,225,570 shares of Class B Common Stock held by various trusts for the benefit of Mr. Wrigley, Jr. and/or members of his family and also includes 960,000 shares of Common Stock and 480,000 shares of Class B Common Stock held by a corporation. Mr. Wrigley, Jr. has sole voting and investment power over the shares listed with the exception of 509,664 shares of Common Stock and 254,832 shares of Class B Common Stock as to which Mr. Wrigley, Jr. has shared investment power, 9,356,988 shares of Common Stock and 4,941,338 shares of Class B Common Stock as to which Mr. Wrigley, Jr. has sole voting power pursuant to irrevocable proxies granted to him which terminate on September 25, 2005, but as to which he has no investment power, and 960,000 shares of Common Stock and 480,000 shares of Class B Common Stock as to which Mr. Wrigley, Jr. has sole voting power pursuant to an irrevocable proxy granted to him of indeterminate duration (depending on the occurrence of certain events), but as to which he has no investment power. Of the total shares shown for Mr. Wrigley, Jr., he disclaims any beneficial interest in 30,403,240 shares of Common Stock and 17,818,132 shares of Class B Common Stock.

According to a Schedule 13D filed by Mr. Wrigley, Jr. on December 2, 2003, in connection with the winding-up and closing of the Estate of William Wrigley (Mr. Wrigley, Jr.’s father), William Wrigley’s children, as the beneficiaries of the Estate, have entered into an agreement dated December 1, 2003, pursuant to which it is contemplated that Mr. Wrigley, Jr. will resign as trustee or co-trustee, as the case may be, of trusts for the benefit of Mr. Wrigley, Jr.’s sister and her children. Upon such resignation, Mr. Wrigley, Jr. will no longer have voting or dispositive power over the shares of Common Stock held by such trusts, which are currently included in the table above. Mr. Wrigley, Jr.’s resignation is conditioned upon court approval of the same and, therefore, there can be no assurance as to the occurrence or timeframe of any such resignation. In addition, it is possible that the irrevocable proxy held by Mr. Wrigley, Jr. with respect to 960,000 shares of Common Stock and 480,000 shares of Class B Common Stock included in the table above may be terminated under certain circumstances.

(4)	Mr. McCullough resigned as Senior Vice President — Americas effective December 31, 2003.

(5)	Includes 512,178 shares of Common Stock and 254,904 shares of Class B Common Stock over which members of the group share voting or investment power.

*	Shares of Class B Common Stock are at all times convertible into shares of Common Stock on a share-for-share basis. Assuming conversion of the shares of Class B Common Stock into shares of Common Stock, the percentage of Common Stock owned beneficially would be 29.45% for Mr. William Wrigley, Jr. and 30.13% for all Directors and executive officers as a group. No other individual named or member of the group would own beneficially more than 0.10% of the Common Stock as a result of the conversion.

Security Ownership of Certain Beneficial Owners

      As of January 15, 2004, the Company’s records and other information available from outside sources indicated that the following stockholders were beneficial owners of more than five percent of the outstanding shares of the Company’s Common Stock or Class B Common Stock. The information below is as reported in their filings with the Securities and Exchange Commission. The Company is not aware of any other beneficial owner of more than 5% of either class of the Company’s Common Stock.

	Amount and Nature of Beneficial Ownership

			Class B
	Common Stock*		Common Stock

Name	Shares	Percent of Class	Shares	Percent of Class

William Wrigley, Jr. (1) 410 N. Michigan Avenue Chicago, Illinois 60611	37,357,577	20.19	24,705,570	61.99
James S. Offield and Paxson H. Offield (2) 410 N. Michigan Avenue Chicago, Illinois 60611	1,189,797	0.64	5,290,232	13.27
William J. Hagenah III (3) One Northfield Plaza Northfield, Illinois 60693	10,047,308	5.43	5,306,878	13.32

      Due to their substantial stock holdings, the above-listed stockholders may each be deemed a “control person” of the Company under applicable regulations of the Securities and Exchange Commission.

(1)	The shares listed in the table above include 35,995,714 shares of Common Stock and 24,225,570 shares of Class B Common Stock held by various trusts for the benefit of Mr. Wrigley, Jr. and/or members of his family and 960,000 shares of Common Stock and 480,000 shares of Class B Common Stock held by a corporation. Mr. Wrigley, Jr. has sole voting and investment power over the shares listed with the exception of 509,664 shares of Common Stock and 254,832 shares of Class B Common Stock as to which Mr. Wrigley, Jr. has shared investment power, 9,356,988 shares of Common Stock and 4,941,338 shares of Class B Common Stock as to which Mr. Wrigley, Jr. has sole voting power pursuant to irrevocable proxies granted to him which terminate on September 25, 2005, but as to which he has no investment power, and 960,000 shares of Common Stock and 480,000 shares of Class B Common Stock as to which Mr. Wrigley, Jr. has sole voting power pursuant to an irrevocable proxy granted to him of indeterminate duration (depending on the occurrence of certain events), but as to which he has no investment power. Of the total shares shown for Mr. Wrigley, Jr., he disclaims any beneficial interest in 30,403,240 shares of Common Stock and 17,818,132 shares of Class B Common Stock.

According to a Schedule 13D filed by Mr. Wrigley, Jr. on December 2, 2003, in connection with the winding-up and closing of the Estate of William Wrigley (Mr. Wrigley, Jr.’s father), William Wrigley’s children, as the beneficiaries of the Estate, have entered into an agreement dated December 1, 2003, pursuant to which it is contemplated that Mr. Wrigley, Jr. will resign as trustee or co-trustee, as the case may be, of trusts for the benefit of Mr. Wrigley, Jr.’s sister and her children. Upon such resignation, Mr. Wrigley, Jr. will no longer have voting or dispositive power over the shares of Common Stock held by such trusts which are currently included in the table above. Mr. Wrigley, Jr.’s resignation is conditioned upon court approval of the same and, therefore, there can be no assurance as to the occurrence or timeframe of any such resignation. In addition, it is possible that the irrevocable proxy held by Mr. Wrigley, Jr. with respect to 960,000 shares of Common Stock and 480,000 shares of Class B Common Stock included in the table above may be terminated under certain circumstances.

See also footnote 1 on page 5. Common Stock total above includes Exercisable Options (see table on page 5) and excludes the nonvoting Common Stock Units (see footnote 2 on page 5).

(2)	Of the shares listed, James S. Offield has sole voting and investment power over 40,932 shares of Common Stock; Paxson H. Offield has sole voting and investment power over 513,366 shares of Common Stock and 733,896 shares of Class B Common Stock. Also, of the shares listed, James S. Offield and Paxson H. Offield share with each other and/or with other parties voting and investment power over 635,499 shares of Common Stock held in various family trusts and by a charitable foundation and 4,556,336 shares of Class B Common Stock held in various family trusts. Of their total shareholdings, James S. Offield disclaims beneficial ownership of 145,601 shares of Common Stock held in various family trusts and by the foundation and 2,632,840 shares of Class B Common Stock held in various family trusts; and Paxson H. Offield disclaims beneficial ownership of 1,032,567 shares of Common Stock held in various family trusts and by the foundation and 2,882,694 shares of Class B Common Stock held in various family trusts.

(3)	Of the shares listed, Mr. Hagenah III has sole voting power over 50,320 shares of Common Stock and 45,540 shares of Class B Common Stock, sole investment power over 9,407,308 shares of Common Stock and 4,986,878 shares of Class B Common Stock, and shared voting and investment power over 640,000 shares of Common Stock and 320,000 shares of Class B Common Stock. Of the total shares shown for Mr. Hagenah III, he disclaims beneficial ownership of 7,657,741 shares of Common Stock and 4,026,005 shares of Class B Common Stock.

*	Shares and percent of class indicated for Common Stock do not reflect the shares of Common Stock that could be acquired upon the conversion of the shares of Class B Common Stock into shares of Common Stock on a share-for-share basis. In such event, the percentage of Common Stock beneficially owned would be 29.59 % for Mr. William Wrigley, Jr., 3.40% for the Offield Family, and 8.07% for Mr. William J. Hagenah III.

      In addition to the shareholders set forth on page 6, Putnam Fiduciary Trust Company holds 4,287,411 shares (2.32%) of Common Stock and 591,951 shares (1.49%) of Class B Common Stock as Trustee (the “Trustee”) under the Wrigley Savings Plan (the “WSP”). In accordance with the terms of the WSP, the Trustee must vote the shares as directed by proxies submitted by participants.

Meetings and Committees of the Board

      Each Director is expected to devote sufficient time, energy and attention to ensure diligent performance of the Directors duties and to attend all regularly scheduled Board, Committee and Stockholders meetings. During 2003 there were five regularly scheduled and four special meetings of the Board. All Directors attended at least 75% of the meetings of the Board and of the Committees of which they were members. Eight Directors attended the Annual Stockholders Meeting of March 11, 2003.

      Also, during 2003 the non-management Directors held three regularly scheduled executive sessions. The presiding Director for these sessions is rotated among the Directors based on service with the Board, beginning in January 2003 with the Director with the most service on the Board at that time.

      The Board has three standing Committees: Audit, Compensation and Corporate Governance. All committees are comprised solely of non-employee, independent Directors in accordance with the New York Stock Exchange listing standards. Charters for each committee are available on the Company’s website at http://www.wrigley.com.

Audit Committee. This Committee has four members. The Board has determined that, within the meaning of the Securities and Exchange Commission rules, Mr. Richard Smucker, Chairman of the Committee, is the audit committee financial expert. This Committee met seven times in 2003. It annually appoints the independent auditors; reviews with the auditors the plan and scope of the audit and audit fees; reviews the guidelines established for the dissemination of financial information; meets periodically with the independent and internal auditors, the Board and management to monitor the adequacy of reporting, internal controls and compliance with Company policies; reviews consolidated financial statements; and performs any other functions or duties deemed appropriate by the Board.

Compensation Committee. This Committee has four members, and it met five times in 2003. It annually sets the base salary, incentive compensation and any other compensation of the Chairman of the Board, if any, and of the President and Chief Executive Officer, if different, as well as those executives reporting to the Chief Executive Officer; sets and administers the terms and policies of the Company’s 1997 Management Incentive Plan, as amended (and underlying programs); determines annually whether or not an Executive Incentive Compensation Program should be established for the succeeding year; and performs any other functions or duties deemed appropriate by the Board.

Corporate Governance Committee. This Committee has four members, and it met four times in 2003. It considers and proposes Director nominees for election at the Annual Meeting; selects candidates to fill Board vacancies as they may occur; makes recommendations to the Board regarding Board committee memberships; generally monitors the Company’s corporate governance system, and performs any other functions or duties deemed appropriate by the Board.

      The Corporate Governance Committee will accept for consideration stockholders’ nominations for Directors if made in writing. The nominee’s written consent to the nomination and sufficient background information on the candidate must be included to enable the Committee to make proper assessments as to his or her qualifications. Nominations must be addressed to the Secretary of the Company at the Company’s headquarters and must be received no later than October 12, 2004 in order to be considered for the next annual election of Directors. The Corporate Governance Committee may also make its own search for potential candidates that may include candidates identified directly by a variety of means as deemed appropriate by the Committee.

      The Corporate Governance Committee has not established specific minimum age, education, years of business experience or specific types of skills for potential candidates, but, in general, expects qualified candidates will have ample experience and a proven record of business success and leadership. The Board of Directors has developed a group of criteria designed to describe what qualities and characteristics are desired for the Board of Directors as a whole (the “Facets”). No single Director is expected to have each Facet. The Facets are reviewed annually by the full Board to ensure they remain pertinent and robust. The full Board also conducts an annual self-evaluation of its membership with respect to the Facets to help ensure the Board remains comprised of members fulfilling the desired compliment of talents and expertise for the Board as a whole. In general, the Facets require that each Director will have the highest personal and professional ethics, integrity and values; will consistently exercise sound and objective business judgment; and will have a comfort with diversity in its broadest sense. In addition, it is anticipated that the Board as a whole will have individuals with significant appropriate senior management and leadership experience, a comfort with technology, a long-term and strategic perspective, the ability to advance constructive debate and a global perspective. It will be important for the Board as a whole to operate in an atmosphere where the chemistry of the individuals is a key element.

      Upon receipt of a shareholder proposed candidate, the Corporate Secretary assesses the Board’s needs, primarily whether or not there is a current or pending vacancy or a possible need to fulfill by adding or replacing a Director, and then develops a Director profile by comparing the current state of the Facets with the desired state and the candidate’s qualifications. The profile and the candidate’s submitted information are provided to the Chairman of the Corporate Governance Committee and the Chairman of the Board for discussion. Following this discussion, the profile and the candidates’ materials are forwarded to all Committee members and consideration of the candidate is added as an agenda item for the next Corporate Governance Committee meeting.

      Similarly, if at any time the Committee or the Board determines there may be a need to add or replace a Director, the Corporate Secretary, the Corporate Governance Committee Chairman and Chairman of the Board develop a Director profile by comparing the current state of the Facets with the desired state. If no candidates are apparent from any source, the Committee will determine the appropriate method to conduct a search.

      Irrespective of how a candidate may be brought to the Corporate Governance Committee’s attention, at the appropriate time qualified candidates may be asked to conduct one or more personal interviews with appropriate members of the Board. Chosen candidate(s) are extended an invitation to join the Board and, if the candidate accepts, is formally nominated.

      Stockholders may communicate with the Company’s Directors in writing via e-mail at https://www.compliance-helpline.com. By entering the username WWJC and the password DIRECTORS (both are case sensitive), you are connected to a Wrigley Company branded home page which will prompt you through a simple process to enable the Company to verify your Wrigley stock ownership and for you to leave a written message to one or a combination of Directors, as well as how to receive a return message if desired or applicable. All stockholder messages will be forwarded directly to the Directors specified by the stockholder and a copy supplied to the Company’s Secretary.

Compensation of Directors

      For 2003, Non-employee Directors received an annual cash retainer of $46,000. Each Board committee chair received an additional annual retainer of $5,000. Non-employee Directors receive a $3,000 meeting fee for unscheduled meetings of the Board or Board Committee meetings that take place during the year. Directors who are employees of the Company receive no compensation for services as Directors. Directors are subject to a minimum share ownership requirement to own directly shares or share units of the Company’s Common Stock totaling in value, at least, two times their annual cash retainer. All Directors currently satisfy this requirement.

      Under the Stock Option Program of the 1997 Management Incentive Plan, as amended, each non-employee member of the Board of Directors receives a stock option having a calculated Black-Scholes value approximately equal to the non-employee Director’s annual retainer. In May 2003 each non-employee Director received a grant of 2,800 stock options at the fair market price on the date of grant, or $54.90.

      A Deferred Compensation Plan for Non-employee Directors has been in effect since 1983. Under the plan, participants may defer up to 100% of their total retainer fees. Deferred amounts may be invested, through a grantor trust, in the form of share units (each share unit is equivalent to a share of the Company’s Common Stock) or money credits deposited in one or more funds offered by the plan’s trustee. Such deferred amounts are generally distributed at the earlier of age 70 or retirement in a lump sum or in equal annual installments over a period not to exceed fifteen years, or in the combination chosen by the Director. This Plan will become a program under the Company’s Management Incentive Plan (MIP) if the Stockholders approve Proposal 2.

      The Stock Deferral Plan for Non-employee Directors has been in effect since 1988. This plan is designed not only to provide a deferred benefit for Non-employee Directors, but also to increase the Directors’ beneficial ownership in the Company and more closely align their interest in the long-term growth and profitability of the Company with that of the stockholders. Following the conclusion of each business year, the deferred stock accounts of each Non-employee Director is credited with a number of share units with a value equivalent to the annual Board retainer in effect on the last business day of such year. Dividend equivalents, equal in value to dividends paid on the Company’s Common Stock, are also credited on the share units accumulated in the plan, and converted into additional units. Upon retirement participants receive actual shares, either in a lump sum or over a period not to exceed fifteen years. In accordance with the plan, each participant’s account was credited with 818 share units on January 2, 2004. The aggregate number of share units held by each non-employee Director appears in the “Common Stock Units” column in the table under the heading “Security Ownership of Directors and Executive Officers” on page 5. This Plan will become a program under the Company’s Management Incentive Plan (MIP) if the Stockholders approve Proposal 2.

      The Company maintains a Non-employee Directors’ Death Benefit Plan pursuant to which a Director’s beneficiary receives a $250,000 lump sum benefit if death occurs after the directorship terminates, or $25,000 per year for ten years if death occurs prior to termination. To participate in the plan, a Director must agree to contribute $600 per year for a maximum of ten years. The Company maintains life insurance to fund the cost of the plan. All Non-employee Directors participate in this plan.

PROPOSAL 2
APPROVAL OF AMENDMENT TO THE WM. WRIGLEY JR. COMPANY
1997 MANAGEMENT INCENTIVE PLAN

      The Company’s Board of Directors unanimously recommends the approval of the proposed amendment to the Wm. Wrigley Jr. Company 1997 Management Incentive Plan, as amended, (the “MIP”) to incorporate two long-standing Director compensation plans into the MIP. The stockholders initially approved the MIP at the 1997 Annual Meeting and subsequently approved an amendment to the MIP at the 2002 Annual Meeting.

      The MIP is designed to keep the Company competitive with other employers, to foster and promote the long-term financial success of the Company and to increase stockholder value by providing key employees, including Directors (as defined in the MIP), with the opportunity to participate with the stockholders in the long-term growth and profitability of the Company. It enables the Company to retain and attract key employees possessing outstanding abilities, and to motivate key employees through performance-related incentives to achieve both current and long-term performance goals. The Company believes that the MIP has met and continues to meet its design objectives.

      Proposal 2 will amend the MIP to incorporate the current Deferred Compensation Plan for Non-employee Directors and the Stock Deferral Plan for Non-employee Directors so that they become programs of the MIP. These Plans are described in “Compensation of Directors” on page 9 of this Proxy Statement. The Deferred Compensation Plan for Non-employee Directors, which has been in effect since 1983, enables Directors to defer their retainer fees in the form of share units (each unit is equivalent to a share of Common Stock) or money credits. The Stock Deferral Plan for Non-employee Directors, which has been in effect since 1988, establishes deferral accounts for Directors, which are credited with share units and dividend equivalents and distributed to Directors upon their retirement in the form of shares of Common Stock. If incorporated into the MIP, grants under these two programs will come from the existing shares reserved for issuance under the MIP and stockholders are not being requested to authorize additional shares of Common Stock to cover these additional programs.

      Proposal 2 will also amend the MIP to make certain nonmaterial technical changes.

The MIP

      A brief description of the MIP, as proposed to be amended, is set forth below and is qualified in its entirety by reference to the complete text of the MIP, as proposed to be amended, a copy of which is attached hereto as Appendix B.

      Key employees of the Company, and subsidiaries in which the Company owns a majority of the voting stock, and Directors of the Company are eligible to receive awards under the MIP. The Company currently has approximately 500 key employees and Directors who would be eligible to receive awards under one or more of the programs underlying the MIP. Awards under the MIP may be stock awards, share units, money credits, stock options, stock appreciation rights, performance units, performance awards, annual or long-term incentive compensation awards or a combination thereof.

      Under the MIP as amended by the stockholders in 2002, the maximum number of authorized shares of Common Stock that may be issued is 20,000,000. The MIP contemplates the use of shares purchased on the open market, treasury shares, the issuance of authorized but unissued shares of the Company’s Common Stock, or a combination thereof. Shares subject to grants which, by reason of the expiration, cancellation or other termination of these grants prior to issuance of shares under the MIP, and shares subject to certain restrictions that are forfeited after their issuance, are not deemed to be issued and will again be available for future grants. During the term of the MIP, no participant can receive stock options or freestanding stock appreciation rights relating to shares of Common Stock that in the aggregate exceed 15% of the total number of shares of Common Stock authorized pursuant to the MIP.

      The Compensation Committee of the Board (the “Compensation Committee”) administers the MIP and the underlying programs. With respect to awards that are intended to comply with Section 162(m) of the Internal Revenue Code (“Section 162(m)”) or Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (“Rule 16b-3”), the Compensation Committee will meet the requirements of Section 162(m) and Rule 16b-3, with respect to being comprised of independent Non-employee Directors.

      Subject to the terms and limitations of the MIP itself, the Compensation Committee is authorized, among other things, to interpret and administer the MIP; to determine the type of awards to be made and to develop specific guidelines governing each award category; to establish selection guidelines and to choose key employees and directors who are eligible for participation in the MIP; to determine the number of shares of Common Stock, and to establish, when necessary, the basis on which the fair market value of the shares covered by grants under the MIP is measured; to establish the conditions, form, time, manner and terms of payment or deferral of any award; to fix restrictions and forfeiture provisions; and to establish the time and conditions of vesting or exercise and the conditions, if any, under which vesting or exercise may be accelerated. The Compensation Committee may, in its discretion, delegate to the Chief Executive Officer of the Company the authority to select and make grants to eligible key employees of the Company not subject to Section 16b-3, to the extent permitted by applicable law.

      The Board may amend or terminate the MIP or any of its programs except that, unless otherwise determined by the Board, no amendment may be made without stockholder approval if such approval would be required to comply with any applicable provisions of Section 162(m) or Rule 16b-3, or any successor to the foregoing. The MIP became effective as of January 1, 1997, after initial stockholder approval on March 5, 1997, was subsequently amended by stockholders on March 5, 2002, and will terminate ten years after the effective date unless the Board terminates it earlier. Any amendment or termination of the MIP may not adversely affect any award granted to a participant prior to such amendment or termination.

      The Company may make such provisions as it may deem appropriate for the withholding of any taxes due on any award or distribution under the MIP, including permitting participants to authorize the Company to withhold shares of Common Stock earned with respect to any grant or award.

      The following are brief descriptions of the various types of awards that may be granted under the MIP at the discretion of the Compensation Committee:

Stock Awards. Stock awards may be either in the form of performance awards or fixed awards. Performance awards are awards granted in terms of a stated potential maximum number of shares of Common Stock, with the actual number earned to be determined by reference to the level of achievement of corporate, group, division, individual or other specific objectives over a period or periods of not less than one or more than ten years. Fixed awards are awards granted that are not contingent on the performance of objectives, but are contingent upon the participant’s continuing in the employ or service of the Company, rendering consulting services or refraining from competitive activities for a period of not less than one year. Awards may be paid in the form of shares of Common Stock or cash, or in such combination thereof as the Compensation Committee determines. If shares of restricted stock (i.e., shares subject to certain restrictions) are issued pursuant to an award, the participant will, unless otherwise determined by the Committee, have the right to vote the shares and receive dividends thereon from the date of issuance, unless and until forfeited.

Share Units. Share units may be credited to a participant, each of which is equivalent to a share of Common Stock except for the power to vote and the entitlement to current dividends. With respect to share units credited to a participant, amounts equal to dividends otherwise payable on a like number of shares of Common Stock may, in the discretion of the Compensation Committee, be paid directly to the account of the participant as and when dividends are paid, or be converted into additional share units which are credited to the participant and held until later forfeited or distributed. Share units may be distributed to the participant in cash, shares of Common Stock or a combination thereof, as the Compensation Committee deems appropriate.

Money Credits. Money credits may be credited to a participant in units of a dollar or a fraction thereof. A money account is established for the participant which is credited with interest equivalents on amounts previously credited to the account, or an amount equal thereto is paid directly to the participant, on a calendar quarter basis, compounded at such rate as the Compensation Committee may determine from time to time. Money credits may be distributed to the participant in the form of cash, shares of Common Stock or a combination thereof, as the Compensation Committee deems appropriate.

Stock Options. Stock options granted under the MIP may either be “incentive stock options,” as defined in the Internal Revenue Code, or non-statutory options, and, at the discretion of the Compensation Committee, may include a reload feature. No options may be exercisable more than ten years after the date of grant. The per share option price may be not less than 100% of the fair market value at the time the option is granted, unless otherwise determined by the Compensation Committee. Upon exercise, the option price and, if the Compensation Committee deems appropriate, any withholding tax required by law, may be paid by the participant in cash, in shares of Common Stock having a fair market value equal to the option price or the amount of the withholding tax, in a combination of cash and shares or in such other manner as the Compensation Committee deems appropriate. The MIP or the programs may provide for the automatic grant of options to Non-employee Directors pursuant to a pre-established formula.

Stock Appreciation Rights. Under the MIP, stock appreciation rights may be granted entitling the grantee to receive cash or shares of Common Stock having a fair market value equal to the appreciation in market value from the date of the grant of a stated number of shares of Common Stock or, in the case of rights granted in tandem with or by reference to a stock option, from the date of grant of the related stock option to the date of exercise. Stock appreciation rights may be granted in tandem with or by reference to a related stock option or independently of any stock option. If a stock appreciation right is granted in tandem with a stock option, the grantee may exercise either the stock option or the stock appreciation right, but not both. Stock appreciation rights are not exercisable more than ten years after the date of grant.

Performance Units. Performance units may be granted subject to such terms and conditions as the Compensation Committee in its discretion may determine. The Compensation Committee will establish a dollar value for each performance unit, the performance goals to be attained with respect to a performance unit, the various percentages of performance unit value to be paid out upon the attainment, in whole or in part, of the performance goals and such other performance unit terms, conditions and restrictions as the Compensation Committee deems appropriate. The payment, if any, which is due on a performance unit may be made in the form of cash or shares of Common Stock, or a combination thereof.

Incentive Compensation Awards. The Compensation Committee may, as it deems appropriate, establish annual and long-term incentive compensation programs pursuant to which incentive compensation awards may be granted to selected participants, subject to such terms and conditions, as the Compensation Committee deems appropriate.

Loans. Under the MIP, the Compensation Committee may authorize loans by the Company to participants in connection with the grant of stock awards or other awards or the exercise of options or stock appreciation rights, but solely to the extent permitted by applicable law. The interest rate and other terms and conditions of any such loan will be determined by the Compensation Committee.

Deferrals. Pursuant to the terms of certain programs under the MIP, participants may be permitted to defer receipt of all or a portion of their awards, subject to such terms and conditions as the Compensation Committee deems appropriate.

      The performance goals underlying the award opportunities granted under the MIP that are intended to satisfy the requirements of Section 162(m) will be the performance goals established by the Compensation Committee. Such goals must be met during the applicable performance period as a condition of the participant’s receipt of payment (or, in the case of certain stock awards, the lapse of restrictions) with respect to an award opportunity. Payments are based on the attainment of, or degree of exceeding, Compensation Committee established thresholds or targets with respect to one or more, or a combination of, objective business criteria including: earnings per share, return on equity, pretax profit, post-tax profit, consolidated net income, stock price, market share, sales, unit sales volume, return on assets, return on invested capital, cash flow, discounted cash flow, economic value added, costs, production, unit production volume or total shareholder return.

      In addition, with respect to awards intended to satisfy the requirements of Section 162(m), in no event will payment be made with respect to annual incentive compensation awards for any plan year, valued as of the end of such plan year, in an amount that exceeds (if the amendment to the MIP is approved by stockholders) the lesser of (i) 250% of such participant’s annual rate of base salary as in effect as of the first day of the applicable plan year, without regard to any optional or mandatory deferral of base salary pursuant to any salary deferral arrangement (“Annual Base Salary”) and (ii) $3,000,000. In addition, during the term of the MIP, no participant can receive restricted stock awards relating to shares of Common Stock that in the aggregate exceed 375,000 shares of Common Stock, as may be adjusted pursuant to the terms of the MIP. Further, with respect to all awards intended to satisfy the requirements of Section 162(m) that are not annual incentive compensation awards, stock options, stock appreciation rights or restricted stock awards, in no event will payment be made with respect to such awards for any three-year period, valued as of the end of such three-year period, in an amount that exceeds the lesser of 100% of such Participant’s Annual Base Salary and $900,000.

Federal Tax Consequences

      The following is a brief summary of certain federal income tax consequences with respect to options that may be granted pursuant to the MIP, and reference is made to the Internal Revenue Code and the applicable regulations and interpretations for a complete statement of all relevant federal tax consequences. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences of participation in the MIP.

      Under the Internal Revenue Code, participants who are granted non-statutory or incentive stock options (“optionee”) or stock appreciation rights under the MIP will not be subject to taxation at the time of the grant, nor will the Company be allowed a deduction at the time of grant. If an incentive stock option is exercised within three months following termination of employment (one year in the case of termination of employment for total and permanent disability or until the expiration of the term of the option in the event of termination of employment by death), no income is recognized on the exercise of such option, nor is the Company allowed a federal income tax deduction at the time of exercise. However, the difference between the option price and the fair market value of the shares at the time of exercise will be an item of tax preference for determination of the alternative minimum tax, which is payable if it exceeds the optionee’s regular tax. If the optionee subsequently sells the shares at least two years after grant and one year after the date of receipt of the shares following exercise of the option, any gain or loss realized will be treated as long-term capital gain or loss, and the Company will not be entitled to a deduction for income tax purposes. The capital gain (or loss) will be measured by the difference between the selling price of the shares and the option price.

      If, however, an optionee sells any shares acquired pursuant to the exercise of an incentive stock option before the expiration of the requisite holding periods, the optionee will be deemed to have made a “disqualifying disposition” of the shares and will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of (i) the lesser of the fair market value of such shares on the exercise date or the total amount realized on disposition of the shares over (ii) the option price of the shares. In the event of a disqualifying disposition, the Company will be entitled to a federal income tax deduction in the year of disposition of the shares in the amount of the ordinary income realized by the optionee, subject to the application of Section 162(m).

      If a nonstatutory stock option is exercised or if an incentive stock option is exercised after expiration of the three-month period following termination of employment (or such longer period as provided in the case of death or disability), the optionee will recognize, as ordinary income, the difference between the option price and the fair market value of the shares at the time of exercise. The Company will receive a federal income tax deduction in the year of exercise of the option in the amount of ordinary income realized by the optionee, subject to the application of Section 162(m).

      Shares or cash delivered upon the exercise of a stock appreciation right will be treated as taxable compensation to the optionee equal to the cash plus the fair market value of the shares. The Company may generally claim a federal income tax deduction in the amount of compensation to the participant at the time such shares or cash are distributed, subject to the application of Section 162(m).

      Under certain circumstances, Directors and officers of the Company who are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, are not taxed at the time of exercise of a non-statutory stock option (or the exercise of an incentive stock option which is treated for tax purposes in the same manner as a non-statutory stock option), but are taxed on the difference between the market value on the earlier of the date of disposition of the shares or the date the Section 16(b) restrictions lapse (usually six months after exercise) and the option price. The optionee may, however, avoid the delay in computing and recognizing the amount of taxable gain by filing with the Internal Revenue Service, within 30 days after receiving the shares, an election to make the computation at the time of receipt of the shares.

Plan Benefits

      The benefit or amounts that may be received by or allocated to the participants if the MIP amendment is approved by the stockholders, will generally be determined in the discretion of the Compensation Committee and therefore are not currently determinable. Reference is made to other sections of this Proxy Statement as to amounts paid to the officers and executives named in the “Summary Compensation Table” on page 21 and to “Compensation of Directors” on page 9. The following table sets forth information as of December 31, 2003 with respect to the stock options granted since 1999, when options became available under the MIP, whether currently vested or exercisable, to the Named Executive Officers, all current executive officers as a group, all current Directors as a group and all employees (including all current officers who are not executive officers) as a group. No additional stock options were granted to these individuals after December 31, 2003 and prior to the date of this Proxy Statement.

Number of Shares
Subject to Options
Granted Under
Name	the MIP

William Wrigley, Jr.	663,000
Peter Hempstead	260,000
Ronald V. Waters	260,000
Gary E. McCullough(1)	220,000
Darrel Splithoff	128,000
All current executive officers as a group (23 persons)	2,849,400
All current directors (other than executive officers) as a group (8 persons)	66,400
All employees (including all current officers who are not executive officers) as a group (450 persons)	4,672,590

(1)	Mr. McCullough resigned as Senior Vice President — Americas effective December 31, 2003.

      The closing price per share on the NYSE of the Company’s Common Stock as of December 31, 2003 was $56.21.

      Approval of this Proposal 2 requires affirmation by a majority of the votes eligible to be cast by the holders of the outstanding shares of Common Stock and Class B Common Stock represented at the Annual Meeting in person or by proxy, voting together as one class.

YOUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF

AMENDMENT TO THE WM WRIGLEY JR. COMPANY
1997 MANAGEMENT INCENTIVE PLAN.

PROPOSAL 3

THE RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP

AS INDEPENDENT AUDITORS

      At its meeting of October 20, 2003, the Audit Committee recommended and approved the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 2004, subject to ratification by the stockholders, to examine the 2004 consolidated financial statements of the Company. Accordingly, the stockholders are asked to ratify such appointment at the Annual Meeting. This will require affirmation by a majority of the votes eligible to be cast by the holders of the outstanding shares of Common Stock and Class B Common Stock represented at the Annual Meeting in person or by proxy, voting together as one class.

      It is expected that representatives of Ernst & Young LLP will attend the Meeting and be available to make a statement or respond to appropriate questions.

      YOUR BOARD AND AUDIT COMMITTEE RECOMMEND THAT STOCKHOLDERS VOTE FOR THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

      The Compensation Committee of the Board (the “Committee”) is responsible for establishing the base salary, incentive compensation and any other compensation of the Company’s Chairman of the Board, the President and Chief Executive Officer and those executive officers reporting to the Chief Executive Officer; for setting and administering the terms and policies of the Company’s 1997 Management Incentive Plan, as amended; for determining annually whether or not an Executive Incentive Compensation Program should be established for the succeeding year; and for performing any other functions or duties deemed appropriate by the Board.

Compensation Principles

      The Committee recognizes that the Company operates in a competitive environment and that both performance and compensation should be evaluated to ensure the Company remains competitive and maintains its ability to attract and retain superior key employees. The Committee believes that the most effective executive compensation program is one that provides incentives to achieve specific annual, long-term and strategic goals of the Company, with the ultimate objective of improving stockholder value. The Committee believes executive compensation should include both cash and stock-based programs that reward performance as measured against these goals.

      Annual and longer term incentive-based executive compensation is structured to encourage and reward a high performance environment, achievement, initiative, innovation, communication and teamwork. Ownership and retention of the Company’s Common Stock by key employees helps to more directly align their interests with those of the stockholders. To this end, elected officers are subject to a minimum share ownership guideline requiring them to own shares or share units totaling in value in a range from one times to five times base salary, depending on position.

Base Salaries

      The Committee sets the base salary, incentive and any other compensation of the Chairman of the Board, President and Chief Executive Officer and those executive officers reporting to the Chief Executive Officer. The Committee receives an annual base salary analysis from the Company on all aspects of their remuneration and relationship to comparative salary survey data reflecting current market practice. During its review, the Committee primarily considers the Company’s overall performance (including unit sales, earnings growth, and total stockholder return), adherence to the Company’s strategic plan, the development of sound management practices, and the succession of skilled personnel. The same principles used in setting the base salary range of the Chief Executive Officer and the other senior executive officers are also used for all other salaried employees to ensure that salaries are fairly and competitively established. Base salary ranges are determined for each position using market data as well as the positions’ stated accountability, know-how, and problem-solving ability. These ranges are then compared to independently obtained salary surveys. Base salary ranges are designed so that salary opportunities for a given position will be between 80% and 125% of the competitive base salary established for each range.

Management Incentive Plan

      The Wm. Wrigley Jr. Company 1997 Management Incentive Plan (the “MIP”), approved by stockholders at the 1997 Annual Meeting and amended by the stockholders at the 2002 Annual Meeting (and proposed to be amended at this Annual Meeting), is a flexible, omnibus plan. The MIP gives the Committee the latitude to design cash and stock-based incentive compensation programs (the “MIP Programs”) to promote high performance and achievement of corporate goals by key employees and allow them to participate in the long-term growth and profitability of the Company. The Company currently has approximately 500 key employees and Directors who are eligible to receive awards under one or more of the programs.

      For stock-based programs under the MIP, the Committee may grant participants shares of the Company’s Common Stock, share units, stock options, stock appreciation rights, performance units, performance bonuses, or any combination. In making these grants, the Committee will establish any conditions or restrictions, as appropriate, and provide for deferral pursuant to appropriate written elections.

      Any award of shares of the Company’s stock under the MIP Programs is at the fair market value at the time of the award. Stock grants were awarded by the Committee in February 2003 under the Stock Award Program for performance in fiscal year 2002. In addition, stock grants were awarded in February 2003 under the Long-Term Stock Grant Program for the five-year performance cycle ending in 2002. Awards, if any, under the Stock Award Program for fiscal year 2003 and under the Long-Term Stock Grant Program for the five-year performance cycle ending in 2003, will be considered by the Committee in February 2004 and reported in the Proxy Statement for the 2005 Annual Meeting.

Executive Incentive Compensation Program. The Executive Incentive Compensation Program (“EICP”) is an annual cash incentive compensation program under the MIP, and those key employees eligible to participate in the EICP are considered and approved by the Committee prior to the beginning of each fiscal year.

The EICP is designed to encourage initiative and creativity in the achievement of annual corporate and unit goals, the attainment of high performance personal goals, and to foster effective teamwork. It also enables the Company, without inflating base salaries, to attract and retain highly skilled managers and competitively reward them with variable performance-measured cash compensation.

The EICP adopted for 2003 included various incentive levels based on the participant’s accountability and impact on Company operations, with target award opportunities ranging from 15% to 110%

of the participant’s base salary. Awards for actual performance, if earned, may range from 50% below to 100% above the established target award.

Each participant is assigned performance elements based on the participant’s accountability and impact on overall operations. Personal performance for each participant is weighted at 25% of target. A performance element, based on the individual’s business unit goal, if assigned, may vary from 25% to 50% of target. For all participants, a performance element based on the degree to which the Company achieves certain global strategic and operational goals is also included, which may vary from 25% to 75% of a participant’s total target.

In rating the performance of Mr. Wrigley, Jr., the Committee’s evaluation is based on global, strategic and operational goal performance, his personal performance, his overall effectiveness in guiding the affairs of the Company and progress toward longer-range objectives and strategies.

Under the EICP for 2003, the global performance element was made up of three parts: (1) unit volume, (2) earnings per share, and (3) a combined return on invested capital and sales revenue growth. The unit volume goal had a relative weight of 25%, the earnings per share goal had a relative weight of 50% and the combined return on invested capital and sales revenue growth goal had a relative weight of 25%. Any awards to be made under the EICP for performance in 2003 will be determined and paid by the Committee in February 2004 and will be reported in the Proxy Statement for the 2005 Annual Meeting.

At its meeting of February 19, 2003 the Committee reviewed all global goals for the year ended December 31, 2002 and determined that the award for 2002 performance was above the established target award for the global element. Awards made at that meeting to the Chief Executive Officer and the next four most highly compensated executive officers are shown in column (d) of the “Summary Compensation Table” on page 21 as 2002 compensation.

An EICP for 2004 was approved by the Compensation Committee at its October 20, 2003, meeting. Any awards under the 2004 EICP will be determined in February 2005 and will be reported in the Proxy Statement for the 2006 Annual Meeting.

Participants may defer all or any part of their EICP award and have such amounts credited to their deferral account as share units or money credits, or a combination of both, in accordance with procedures set forth in the deferral program under the EICP.

Long-Term Stock Grant Program. The Long-Term Stock Grant Program was established in January 1993. This program provides another opportunity for executive officers and certain other designated key employees to increase their stake in the Company through grants of Common Stock based on a five-year performance cycle. The program provides participants with target stock grant opportunities ranging in value from 25% to 90% of base salary. Actual awards, if earned, may range from 50% below to 50% above target depending on performance which is measured by the ratio of the Company’s total stockholder return and the total stockholder return for the S&P 500 Packaged Food & Meats Group Index for the applicable performance period. Awards are earned at the target level if the Company’s total stockholder return equals the S&P 500 Packaged Food & Meats Group Index total stockholder return for such period. The aggregate value of shares awarded to all participants for a specific period is limited to not more than two percent (2%) of the Company’s average annual growth in total stockholder value during any such period.

Any shares awarded under this program are held in the Company’s custody and restricted as to transfer or sale until one year after the date the shares were awarded, except in cases of retirement, disability, or death. Voting and dividend rights inure to the recipient upon award. Alternatively, prior to any such grant cycle, participants may elect to defer receipt of all or any portion of their awards in the form of share units. After one year following award, participants may transfer any amount deferred to other investment options available under a grantor trust for which Putnam Fiduciary Trust Company is the Trustee.

On February 19, 2003, the Committee determined that the performance ratio of the Company’s total shareholder return to the total shareholder return for the S&P 500 Packaged Food and Meats Index Group for the five-year cycle 1998-2002 exceeded the target level. Awards granted on February 20, 2003, for the 1998-2002 cycle to the Chief Executive Officer and the next four most highly compensated executive officers appear in column (e) of the “Summary Compensation Table” on page 21 as 2002 compensation.

Awards, if any, for the five-year cycle 1999-2003, will be determined by the Committee at its meeting in February 2004 and any awards will be reported in the Proxy Statement for the 2005 Annual Meeting. A grant under this program for the 2003-2007 performance cycle was also approved by the Committee on February 19, 2003, and is indicated in the “Long-Term Incentive Plans” table on page 23.

Stock Award Program. Under this program, EICP participants may be awarded shares of the Company’s Common Stock comparable in value to the present value of 1.5% of the participant’s average EICP award received in the prior three years multiplied by such participant’s years of service, and reduced by the present value of prior awards under this program.

Additionally, those EICP participants who are not eligible to participate in The Wrigley Savings Plan, a typical defined contribution plan for all employees, are instead eligible to receive an award of the Company’s Common Stock equal to 5% of their base salary.

Awards granted to the Chief Executive Officer and the next four most highly compensated executives on February 20, 2003 for fiscal year 2002 appear in column (e) of the “Summary Compensation Table” on page 21 as 2002 compensation. Awards, if any, for 2003 service have not been determined as of the date of this proxy statement and, if paid, will be reported in the proxy statement for the 2005 Annual Meeting.

Participants receiving shares under this program may elect to receive or reinvest dividends on the shares awarded, with the shares being retained in the Company’s custody and subject to restriction on sale or transfer until one year after termination of employment, unless due to death, disability or retirement. Alternatively, participants may elect to defer all or any portion of this benefit in the form of share units.

Wrigley Stock Option Program. The Wrigley Stock Option Program was established in May 1999. Stock options have value only if the share price increases over the grant price. This program enhances the link between the creation of stockholder value and long-term executive incentive compensation, provides an opportunity for increased equity ownership by the executives and enables the Company to maintain competitive levels of total compensation.

In 2003, shares were granted at an average market price of $54.71 on the date of grant. The majority of the options vest 25% per year over the first four years of the ten-year option term. Options continue to vest according to their terms after termination of employment, as a result of death (subject to a one year limitation), disability or retirement.

Information regarding stock options granted to or exercised by the Chief Executive Officer and the next four most highly compensated executive officers in 2003 is shown in the tables titled “Option/ SAR Grants in Last Fiscal Year” and “Aggregate Option/ SAR Exercises in Last Fiscal Year and FY-End Option/ SAR Values” on pages 22 and 23, respectively, of this proxy statement.

Deductibility of Executive Compensation. As part of its role overseeing executive base salaries and awards granted under the MIP, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code. The Company may not deduct compensation of more than $1,000,000 that is paid to an individual who, on the last day of the taxable year, is either the Company’s Chief Executive Officer or is among one of the four other most highly compensated officers for that taxable year as reported in the “Summary Compensation Table” on page 21. The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation. The Company believes that compensation paid under its MIP is generally fully deductible for federal income tax purposes. However, in certain situations the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

THE COMPENSATION COMMITTEE

Thomas A. Knowlton, Chairman
Howard B. Bernick
Steven B. Sample
Alex Shumate

Five-year Total Stockholder Return

      The following indexed graph and table indicate the Company’s total stockholder return for the five-year period ending December 31, 2003, as compared to the total return for the S&P 500 Composite Index and the S&P 500 Packaged Foods & Meats Group Index, assuming a common starting point of 100. Total stockholder return for the Company, as well as for the Indices, is determined by adding (a) the cumulative amount of dividends for a given year (assuming dividend reinvestment) and (b) the difference between the share price at the beginning and at the end of the year, the sum of which is then divided by the share price at the beginning of such year. Please note that the graph and table are five-year historical representations and, as such, are not indicative of future performance relative to the Indices.

TOTAL STOCKHOLDER RETURNS

(Dividends Reinvested)

	1998	1999	2000	2001	2002	2003

Wrigley	100	94	111	121	131	137

S&P 500 Composite Index	100	121	110	97	76	97

S&P 500 Packaged Foods & Meats Group Index	100	79	100	102	104	113

Summary Compensation Table

      The following table sets forth the total cash and non-cash compensation in each of the last three years ended December 31 for the Company’s Chief Executive Officer and the next four most highly compensated executive officers.

				Long-term
				Compensation
		Annual Compensation(1)		Awards(2)

	(b)	(c)	(d)	(e)
(a)				Restricted	(f)
Name and				Stock	All Other
Principal				Award(s)	Compensation
Position*	Year	Salary($)	Bonus($)(3)	($)(4)	($)(5)

William Wrigley, Jr.	2003	985,000	—	—	214,102
President & CEO	2002	825,000	1,086,938	874,394	29,595
	2001	695,833	964,425	950,955	18,092
Peter R. Hempstead	2003	498,750	—	—	29,256
Senior Vice President — International	2002	465,000	417,570	445,826	34,589
	2001	430,000	405,490	537,688	11,108
Ronald V. Waters	2003	483,750	—	—	23,676
Senior Vice President and CFO	2002	435,000	384,105	449,771	104,177
	2001	400,000	377,600	530,921	9,190
Gary E. McCullough(6)	2003	466,250	—	—	11,761
Senior Vice President — Americas	2002	417,500	361,973	407,966	23,109
	2001	390,000	347,880	490,249	3,262
Darrell Splithoff	2003	342,000	—	—	8,847
Senior Vice President — Supply	2002	297,092	223,098	309,235	20,334
Chain and Corporate Development	2001	272,769	216,885	346,374	2,153

*	New titles effective January 1, 2004, are as follows: William Wrigley, Jr., Chairman of the Board, President and CEO; Peter R. Hempstead, Senior Vice President — Worldwide Strategy and New Business; Ronald V. Waters, Chief Operating Officer; and Darrell Splithoff, Senior Vice President — Worldwide Supply Chain.

(1)	While each of the named executive officers received certain personal benefits in the years shown, the value of these benefits did not exceed, in the aggregate for any executive officer, the minimum reportable amount, except for Mr. Wrigley, Jr. who, pursuant to a resolution of the Board of Directors, uses corporate aircraft for all air travel. The value of his personal use of aircraft was $86,056 in 2001, $193,826 in 2002 and $211,844 in 2003. Mr. Wrigley, Jr. pays income tax on such value.

(2)	Information regarding securities underlying stock options is set forth on page 22 in the table titled “Options/ SAR Grants in Last Fiscal Year.”

(3)	Amounts shown in column (d) are the cash awards to the named individuals under the EICP (including any amounts deferred). Awards to be paid, if any, for 2003 performance are not determined as of the date of this Proxy Statement, and if paid will be reported in the proxy statement for the 2005 Annual Meeting.

(4)	The figures in column (e) for 2002 and 2001 represent the fair market value of awards of restricted stock at the time of the award (prior to any deduction for withholding taxes) under the Stock Award Program (including any amounts deferred) for 2002 and 2001, respectively, and under the Long-Term Stock Grant Program for the five-year performance cycles ending December 31, 2002 and December 31, 2001, respectively (including any amounts deferred). Awards, if any, under the Stock Award Program and the Long Term Stock Grant Program for 2003 are not yet determined as of the date of this Proxy Statement and, if paid, will be reported in the Proxy Statement for the 2005 Annual Meeting.

The aggregate number and dollar value of shares of the Company’s stock (net of any withholding for tax purposes) awarded from the inception of the Stock Award Program, the Long-Term Stock Grant Program and through deferral elections under the MIP (and its predecessor) as of December 31, 2003, are as follows: William Wrigley, Jr. 39,062 shares and 13,937 share units ($2,979,073); Peter R. Hempstead, 0 shares and 36,100 share units ($2,029,181); Ronald V. Waters, 5,288 shares and 26,945 share units ($1,811,825); Gary E. McCullough, 16,137 shares and 1,013 share units ($964,002); and Darrell Splithoff, 8,362 shares and 5,205 share units ($762,624). All shares of stock or share units vest upon award and are entitled to dividends or dividend equivalents at the same rate as dividends paid on unrestricted shares of the Company’s Common Stock. Shares awarded under the Long-Term Stock Grant Program are restricted for a period of one year following award. Shares awarded under the Stock Award Program are restricted until one year following termination of employment, unless due to death, disability or retirement.

(5)	Includes the value of dividends and dividend equivalents paid or reinvested during the year on the aggregate shares and share units held under the various programs of the MIP and a special cash bonus awarded by the Board of Directors to Mr. William Wrigley, Jr. in 2003 for his contributions and efforts in the exploration of a business combination with Hershey Foods Corporation. Such awards to the other named executives were made by the Board in 2002 and are included in the amounts shown for 2002.

(6)	Mr. McCullough resigned as Senior Vice President — Americas effective December 31, 2003.

      The Company may provide to key employees who are relocating interest free, fully-secured housing or bridge loans for up to five-years, which are generally repaid through regular payroll deductions. At December 31, 2003, the Company had a total of $6,675,160 of loans outstanding to all key employees, including a total of $1,231,560 outstanding to seven officers, four of whom are not named in the table above. Under the employee housing loan program three named executive officers had such a loan outstanding during the prior fiscal year with the highest amount outstanding during the year and the balance at December 31, 2003, respectively, as follows: Peter R. Hempstead, $206,250 and $191,250; Ronald V. Waters, $212,500 and $197,500; and Gary E. McCullough, $211,250 and $196,250. All above loans were in effect prior to the July 30, 2002, enactment of regulations prohibiting companies from extending credit to its executive officers. No terms or conditions of any outstanding loans have been modified since such date and the Company has discontinued any further loans under this program for the Company’s elected officers.

Wrigley Stock Option Program

      The following tables reflect the activity under the Wrigley Stock Option Program during 2003.

Option/ SAR Grants in Last Fiscal Year

				Potential Realizable Value at
	Individual Grants			Assumed Annual Rates of Stock Price
				Appreciation For Option Term
(a)	(b)	(c)	(d)	(e)	(f)	(g)
	Number of	Percent of Total
	Securities	Options/SARs
	Underlying	Granted to	Exercise or
	Options/SARs	Employees in	Base Price	Expiration
Name	Granted(#)	Fiscal Year(%)	($)	Date	5%($)(1)	10%($)(1)

William Wrigley, Jr.	190,000	8.42	54.67	5/20/2013	6,532,517	16,554,681
Peter R. Hempstead	50,000	2.21	54.67	5/20/2013	1,719,083	4,356,495
Ronald V. Waters	50,000	2.21	54.67	5/20/2013	1,719,083	4,356,495
Gary E. McCullough(2)	50,000	2.21	54.67	5/20/2013	1,719,083	4,356,495
Darrell Splithoff	37,000	1.64	54.67	5/20/2013	1,272,122	3,223,806

(1)	Figures in columns (f) and (g) are potential pretax values.

(2)	Mr. McCullough resigned as Senior Vice President — Americas effective December 31, 2003.

      Each option has a ten-year term. Generally, 25% of each option becomes exercisable one year from the date of grant, and 25% each year thereafter until fully exercisable.

Aggregate Option/ SAR Exercises in Last Fiscal Year and

FY-End Option/ SAR Values

			Number of	Value of
			Securities Underlying	Unexercised
			Unexercised	In-The-Money
			Options/SARs	Options/SARs at
			at Fiscal Year-End(#)	Fiscal Year-End($)

(a)	(b)		(d)	(e)
	Shares	(c)
	Acquired On	Value
Name	Exercise(#)	Realized($)(1)	Exercisable/Unexercisable	Exercisable/Unexercisable(1)

William Wrigley, Jr.	—	—	298,000/365,000	$3,742,860/$1,387,050
Peter R. Hempstead	—	—	148,000/112,000	$2,258,235/$481,685
Ronald V. Waters	40,000	724,000	88,000/112,000	$1,219,635/$481,685
Gary E. McCullough(2)	—	—	108,000/112,000	$1,840,635/$481,685
Darrell Splithoff	—	—	47,250/80,750	$574,275/$329,505

(1)	Figures in columns (c) and (e) represent actual and potential pretax values, respectively.

      The range of grant prices of the options in this table is $32.03-$57.32. The closing price of a share of the Company’s stock on December 31, 2003 was $56.21.

(2)	Mr. McCullough resigned as Senior Vice President — Americas effective December 31, 2003.

Long-Term Stock Grant Program

      The following table reflects threshold, target and maximum stock grant opportunities under the Long-Term Stock Grant Program for the five-year performance cycle ending December 31, 2007.

Long-Term Incentive Plans — Grants in Last Fiscal Year

			Estimated Future Payouts under
			Non-Stock Price-Based Plans(1)

(a)		(c)	(d)	(e)	(f)
	(b)(1)	Performance
	Number of	or Other
	Shares, Units	Period Until
	or Other	Maturation or	Threshold	Target	Maximum
Name	Rights(2)	Payout	(#)	(#)	(#)

William Wrigley, Jr.	—	2003-2007	7,310	14,620	21,930
Peter R. Hempstead	—	2003-2007	2,820	5,640	8,460
Ronald V. Waters	—	2003-2007	2,640	5,280	7,920
Gary E. McCullough(3)	—	2003-2007	2,530	5,060	7,590
Darrell Splithoff	—	2003-2007	1,585	3,170	4,755

(1)	Estimated future payouts are based on the performance ratio of the Company’s total stockholder return (stock price appreciation plus reinvested dividends) for the five-year performance cycle to the total return for the S&P 500 Packaged Food & Meats Group Index for the same period. The threshold amount is 50% of the target and the maximum amount is 150% of the target amount. The target also assumes that the individual named remains employed by the Company and in the same position during the 2003-2007 performance cycle.

(2)	The number of shares, units or other rights granted in 2003 is set forth under column (e) of this table.

(3)	Mr. McCullough resigned as Senior Vice President — Americas effective December 31, 2003.

Pension Plan

      The Wrigley Retirement Plan is a qualified, defined benefit, noncontributory pension plan covering substantially all employees of Wrigley and its domestic associated companies. Credited service accrues from the date of employment.

      Retirement benefits are calculated by multiplying the product of 1.5% times the years of service by the final average eligible pay for the three highest consecutive years in the last ten years before retirement, less 1% of the annual primary Social Security benefit multiplied by the years of credited service since January 1, 1976.

      The table below illustrates various estimated annual pension benefits generated by the plan formula, assuming retirement at the plan’s normal retirement age, when combined with an estimated annual Social Security benefit of $20,000.

Eligible	Years of Service
Remuner-
ation	10	20	30	40

$300,000	63,000	106,000	149,000	192,000
400,000	78,000	136,000	194,000	252,000
500,000	93,000	166,000	239,000	312,000
600,000	108,000	196,000	284,000	372,000
700,000	123,000	226,000	329,000	432,000
800,000	138,000	256,000	374,000	492,000
900,000	153,000	286,000	419,000	552,000

      Eligible remuneration for officers is base salary only. The current base salary of the Chief Executive Officer and the next four most highly compensated executive officers is set forth in column (c) in the “Summary Compensation Table” on page 21. The credited years of service as of December 31, 2003 for each named executive officer are as follows: William Wrigley, Jr., 18; Peter R. Hempstead, 4; Ronald V. Waters, 4; Gary E. McCullough, 3; and Darrell Splithoff, 3.

      To the extent that an individual’s annual retirement income benefit under the plan exceeds the limitations imposed by the Internal Revenue Code and the regulations thereunder, (including, among others, the limitation on annual benefits payable under a qualified plan ($200,000 in 2003)), such excess benefits may be paid from the Company’s nonqualified, unfunded, noncontributory supplemental retirement plan.

      In August 2001, the Board approved a Change-in-Control Severance Agreement program designed to promote stability and continuity of senior management in the event the Company were to find itself in a change-in-control environment. The Company and each of the executive officers named in the “Summary Compensation Table” on page 21 of this Proxy Statement, has executed a Change-in-Control Severance Agreement that provides for certain payments to be made to such officers upon a change-in-control of the Company, as defined in such Agreement. Each Agreement provides that upon a change-in-control of the Company and a termination of employment (except that the Chief Executive Officer may receive benefits, if, during the one-month period commencing on the first anniversary of the change-in-control, he voluntarily terminates his employment with the Company), each executive officer named in the “Summary Compensation Table” on page 21 of this Proxy Statement would receive a lump sum payment equal to three times the sum of the executive’s then base salary and the highest annual bonus earned in the prior three years; a lump sum payment in an amount sufficient to offset any effects of any excise tax under Section 4999 of the Internal Revenue Code; continuation of welfare benefits for up to three years; payment of awards under any long-term performance plans, pro rata, based on target performance levels; accelerated vesting of all stock options; and three years of credited service under the Company’s qualified and nonqualified defined benefit pension plans. Copies of these Agreements were set forth in an exhibit to the Company’s Form 8-K filed in August 2001.

AUDIT COMMITTEE DISCLOSURE

      The Audit Committee of the Board is responsible for, among other things, the appointment of the independent auditors for the Company; reviewing with the auditors the plan and scope of the audit and audit fees; the monitoring of the adequacy of reporting and internal controls and meeting periodically with internal and independent auditors. Under the rules of the New York Stock Exchange, all members of the Audit Committee are independent.

      In January 2004, the Audit Committee approved and adopted an amended Audit Committee Charter, which is attached to this Proxy Statement as Appendix C.

Audit Committee Pre-approval Policy

      The Audit Committee has established a pre-approval policy and procedures for audit, audit-related and tax services that can be performed by the auditors. The policy is attached to this Proxy Statement as Appendix D. The policy sets out the specific services pre-approved by the Audit Committee and the applicable limitations, while ensuring the independence of the auditors to audit the Company’s financial statements is not impaired. The pre-approval policy does not include a delegation of the Audit Committee responsibilities under the Securities Exchange Act to management.

Service Fees Paid To Auditors

      The following are the breakdown of aggregate fees paid to the auditors for the Company for the last two fiscal years:

	2003		2002

$ %* $ %*

Audit Fees	2,018,000		1,866,000
(1) Audit Related Fees**	440,000	0%	475,000	0%
(2) Tax Fees***	1,022,000	0%	1,485,000	0%
(3) All Other Fees	—	0%	—	0%
Total	3,480,000		3,826,000

*	Percentage of the services (if any) for which pre-approval was waived by the Audit Committee with respect to (1), (2) and (3) only.

**	Consists primarily of due diligence and benefit plan audits.

***	Consists primarily of U.S. and international tax compliance and planning.

Report of the Audit Committee

      In connection with the December 31, 2003, financial statements, the Audit Committee (1) reviewed and discussed the audited financial statements with management; (2) discussed with the auditors the matters required by Statement on Auditing Standards No. 61; (3) received and discussed with the auditors the matters required by Independence Standards Board Statement No. 1; (4) reviewed and discussed with the auditors the Company’s critical accounting policies, alternate financial reporting and material communications between the auditors and management, if any; and (5) reviewed the Company’s Disclosure Control Process. Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003, with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Richard K. Smucker, Chairman
Howard B. Bernick
Melinda R. Rich
Alex Shumate

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      The Company’s executive officers, Directors and 10% stockholders are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York and Chicago Stock Exchanges. Copies of these reports must also be furnished to the Company.

      Based solely on a review of copies of such reports furnished to the Company through the date hereof, or written representations that no reports were required, the Company believes that during 2003 its executive officers, Directors and 10% holders complied with all filing requirements.

STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS

      If any stockholder intends to present a proposal to be considered for inclusion in the Company’s proxy material in connection with the 2005 Annual Meeting of Stockholders, the proposal must be in proper form and received by the Secretary of the Company on or before October 12, 2004. In addition, if a stockholder intends to present a proposal for action at the 2005 Annual Meeting of Stockholders, the stockholder must provide the Company with notice thereof between November 9, 2004 and December 9, 2004.

OTHER BUSINESS

      The Company’s management does not know of any other matter to be presented for action at the Annual Meeting. If any other matter should be properly presented at the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their best judgment.

Howard Malovany, Vice President, Secretary and General Counsel

Chicago, February 9, 2004

Appendix A

WM. WRIGLEY JR. COMPANY

DIRECTOR INDEPENDENCE STANDARDS

      It is the policy of the Board of Directors of Wm. Wrigley Jr. Company (“Wrigley”) that a majority of its members be independent of Wrigley management. A Director is independent if the Board affirmatively determines that the Director does not have any direct or indirect material relationship with Wrigley or its affiliates1 or any member of senior management of Wrigley or his or her affiliates. The determination of independence of Director will be disclosed in the proxy statement for each annual meeting of stockholders of Wrigley, and specific explanation will be provided only for any Director who is not considered to be independent. The Board has established the following standards to assist it in making the determination of director independence:

      1. A Director is not independent if the Director is or within the preceding three years was:

•	employed by Wrigley or any of Wrigley’s affiliates;

•	affiliated with or employed by a present or former independent auditor of Wrigley or any of Wrigley’s affiliates;

•	an employee of a company where an executive officer of Wrigley or any of Wrigley’s affiliates is or was a member of that company’s compensation committee.

      2. A Director is not independent if an immediate family member2 of the Director is or within the preceding three years was:

•	employed as an executive officer of Wrigley;

•	affiliated with or employed by a present or former independent auditor of Wrigley or any of Wrigley affiliates as a partner, principal or manager;

•	an employee of a company where an executive officer of Wrigley or any of Wrigley’s affiliates is or was a member of that company’s compensation committee.

      3. A Director is not independent if the Director or the Director’s immediate family member receives or, within the preceding three years, received more than $100,000 as direct compensation from Wrigley other than Director and committee fees and pension and other deferred compensation for prior services as Director (or, in the case of the immediate family member, salaries and other benefits as employee of Wrigley or any Wrigley affiliate).

      4. A Director is not independent if the Director or the Director’s immediate family member is or, within the preceding three years, was a Director, executive officer (or the Director only is or was an employee of the entity), general partner or an equity holder of more than 10%, of an entity to which Wrigley makes or made, or from which Wrigley receives or received, payment for property or services in any single fiscal year in excess of the greater of $1 million or 2% of that company’s consolidated gross revenues.

      5. A Director is not independent if the Director or the Director’s immediate family member is or, within the preceding three years, was a Director, executive officer, general partner or an equity holder of more than 10%, of a company which is indebted to Wrigley, or to which Wrigley is indebted and the aggregate indebtedness of either company to the other in any single fiscal year is greater than $1 million or 2% of that company’s consolidated assets.

[1]	the term “affiliates” means any corporation or other entity that controls, is controlled by or is under common control with Wrigley, evidenced by the power to elect a majority of the Board of Directors or comparable governing body of such entity.

[2]	For the purpose of these independent standards, the term “Director’s immediate family member” means spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law and anyone (other than domestic employees) sharing a person’s home.

A-1

      6. A Director is not independent if the Director or the Director’s immediate family member is or, within the preceding three years, was a Director, executive officer (or the Director only is or was an employee of the organization), or trustee of a charitable organization, and Wrigley’s contributions, or the contributions of any member of senior management of Wrigley, to the organization in any single fiscal year exceeds or exceeded the greater of $1 million or 2% of the organization’s consolidated gross revenues.

      7. For relationships not covered by the above standards, the determination of whether such relationships are material for the purpose of determining whether a Director is independent, shall be made by Directors who satisfy the standards set out in paragraphs 1-6 above. In such situations, determination of independence shall be on a case-by-case basis, after consideration of all relevant facts and circumstances. For illustration purpose, if a Director is an executive officer of a company that has paid Wrigley in excess of $1 million or 2% of that company’s consolidated gross revenues in the last one year for the purchase of Wrigley products, the Board could determine, after considering all relevant facts and circumstances, that the relationship is not material to make a finding that the Director is not independent. Wrigley must explain in its next annual proxy statement the basis for any determination by the Board that a relationship is not material even though the relationship did not meet the standards set forth under paragraphs 1-6 above.

      The Board shall undertake an annual review of the independence of all Non-employee Directors. In advance of the meeting to make such review, each Non-employee Director is requested to supply the Board with complete information regarding the Director’s relationships with Wrigley and its affiliates and with senior management and their affiliates to assist the Board to evaluate the Director’s independence.

      Directors have an affirmative obligation to notify the Board of any material changes in their relationships, which may affect their independence status as determined by the Board. The obligation encompasses all relationships between Directors and Wrigley and its affiliates or members of senior management and their affiliates.

A-2

Appendix B

WM. WRIGLEY JR. COMPANY AMENDED 1997 MANAGEMENT INCENTIVE PLAN

Effective as of March 9, 2004

I. General

      1.1 Purpose. The purpose of the Wm. Wrigley Jr. Company 1997 Management Incentive Plan (the “Plan”) is to foster and promote the long-term financial success of the Wm. Wrigley Jr. Company (the “Company”) and increase stockholder value by:

(a) attracting and retaining key employees, Non-employee Directors and other service providers of the Company or any of its operating units or its subsidiaries in which the Company owns, directly or indirectly, a majority of the voting stock (“Participants”) possessing outstanding abilities; and

(b) motivating Participants by providing the opportunity to participate with the stockholders in the long-term growth and financial success of the Company.

      1.2 Plan. The Committee hereinafter designated, or the Chief Executive Officer of the Company if delegated with the authority pursuant to Section 1.5 hereof with respect to eligible Participants, may grant to Participants stock awards, stock options, stock appreciation rights, performance units, share units, money credits, annual or long-term incentive compensation awards or combinations thereof, on the terms and subject to the conditions stated in the Plan and may permit Participants to defer compensation in the form of any of the foregoing awards.

      1.3 Limitation on Shares to Be Issued. The maximum number of shares of Common Stock of the Company, no par value (the “Common Stock”), to be issued pursuant to all grants made under the Plan shall be 20,000,000 shares. Shares awarded pursuant to grants that by reason of the expiration, cancellation or other termination of grants prior to issuance, are not issued, and restricted shares that are forfeited after their issuance, shall again be available for future grants.

      Shares of Common Stock to be issued may be authorized and unissued shares of Common Stock, treasury stock, shares purchased on the open market or a combination thereof.

      1.4 Limitation on Stock Options and Stock Appreciation Rights. During the term of the Plan, no Participant can receive stock options or freestanding stock appreciation rights relating to shares of Common Stock that in the aggregate exceed 15% of the total number of shares of Common Stock authorized pursuant to the Plan, as adjusted pursuant to the terms hereof.

      1.5 Administration of Plan. The Plan and the programs thereunder (the “Programs”) shall be administered by a committee of two or more persons selected by the Board of Directors of the Company (the “Board of Directors” or “Board”) from its own membership, which shall be the Compensation Committee of the Board of Directors unless another committee of the Board shall be designated by the Board for some or all purposes of the Plan (the “Committee,” or the “Compensation Committee”). Solely with respect to administration of the awards granted hereunder that are intended to satisfy the applicable requirements of Section 162(m) (“ Section 162 (m)”) of the Internal Revenue Code of 1986, as amended (the “Code”), each member of the Committee shall be an “outside director” within the meaning of Section 162 (m), to the extent applicable. Solely with respect to administration of the awards that are intended to satisfy the applicable requirements of Rule 16b-3 (“Rule 16b-3”) of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as then in effect or any successor provision, each member of the Committee shall be a “Non-employee Director” within the meaning of Rule 16b-3, to the extent applicable.

      The Committee shall, subject to the limitations of the Plan, have full power and discretion to interpret and administer the Plan; to establish selection guidelines; to select eligible persons for participation; and to determine the form of grant and deferral, either in the form of money credits, share units, performance units, stock options, stock appreciation rights, stock awards (including restricted stock awards), annual or long-term incentive compensation awards or combinations thereof, the number of shares subject to the grant, the basis on which the fair market value of the Common Stock is measured, when necessary, the restriction and forfeiture provisions relating to restricted stock awards, the time and conditions of vesting or exercise, the conditions, if any, under which time of vesting or exercise may be accelerated, the conditions, form, time, manner and terms of payment of any award or deferral and all other terms and conditions of the grant or deferral. In addition, with respect to awards granted under the Plan that are intended to satisfy the applicable provisions of Section 162 (m), the Committee shall have full power and discretion to establish and administer performance goals, establish performance periods and to certify that performance goals have been attained, to the fullest extent required to comply with Section 162(m).

      The Committee may establish rules, regulations and guidelines for the administration of the Plan, and impose, incidental to a grant, conditions with respect to employment or other activities not inconsistent with or conflicting with the Plan. The Committee may, in its discretion, delegate to the Chief Executive Officer of the Company the power and authority with respect to the selection of, and grants to, eligible Participants, subject to the rules, regulations and guidelines of general application prescribed by the Committee, and to applicable law.

      The interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, and all action taken by the Committee, shall be final, binding and conclusive on the Company, its stockholders, all Participants and employees of the Company, and upon their respective beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them. By accepting any benefits under the Plan, each Participant, and each person claiming under or through such Participant, shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, all provisions of the Plan and any action or decision under the Plan by the Company, the Board of Directors or the Committee.

      1.6 Adjustment Provisions. In the event that any recapitalization, or reclassification, split-up, consolidation of shares of Common Stock or other similar corporate event shall be effective, or the outstanding shares of Common Stock are, in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, exchanged for a different number or class of shares of stock or other securities of the Company, or for shares of the stock or other securities of any other corporation, or new, different or additional shares or other securities of the Company or of another corporation or entity are received by the holders of Common Stock or any distribution is made to the holders of Common Stock other than a cash dividend, (a) the maximum number and class of shares or other securities that may be issued or transferred under the Plan, (b) the maximum number of shares that may be issued as stock options, stock appreciation rights and restricted stock awards to any Participant during the term of the Plan, and (c) the number of share units, stock awards or the number and class of shares or other securities that are the subject of any grant or the deferral of any grant, shall be equitably adjusted by the Committee under the Plan as the Committee determines will fairly preserve the intended benefits of the Plan to the Participants and the Company, and will fairly accomplish the purposes of the Plan.

      1.7 Purchase of Shares of Common Stock. It is contemplated that the Company, although under no legal obligation to do so, may from time to time purchase shares of Common Stock for the purpose of paying all or any portion of any award payable in or measured by the value of shares of Common Stock, or for the purpose of replacing shares issued or transferred in payment of all or part of an award. All shares so purchased shall, unless and until transferred in payment of an award, be at all times the property of the Company available for any corporate purpose, and no Participant or employee or beneficiary, individually or as a group, shall have any right, title or interest in any shares of Common Stock so purchased.

      1.8 Effective Date and Term of Plan The Amendment to the MIP shall be effective as of March 9, 2004, pursuant to the approval of the stockholders of the Company at the 2004 Annual Meeting of the Stockholders held on March 9, 2004. The Plan shall retain its original termination date of ten years after it became effective (January 1, 1997), unless terminated prior thereto by action of the Board of Directors of the Company. No further grants shall be made under the Plan after termination, but termination shall not affect the rights of any Participant under any grants made prior to termination.

      1.9 Amendments and Termination. The Plan and Programs may be amended or terminated by the Board of Directors of the Company at any time and in any respect, except that, unless otherwise determined by the Board, no amendment may be made without stockholder approval if, and to the extent that, such approval would be required to comply with any applicable provisions of Section 162(m) or Rule 16b-3, or any successor to the foregoing or any other provisions of applicable law.

      Similarly, subject to obtaining the consent of the Participant where required by applicable law, the Committee may alter, amend or modify any award or grant made pursuant to the Plan or Programs in any respect not in conflict with the provisions of the Plan or Programs, as the case may be, if the Committee deems such alterations, amendment or modification to be in the best interests of the Participant or the Company by reason of changes or interpretations in tax, securities, other applicable laws, or other business purposes.

      1.10 Prior Plans. Any grants made under the Wm. Wrigley Jr. Company Management Incentive Plan (the “Prior Plan”), shall be covered by the terms and conditions of the Prior Plan. Any grants made under the Programs prior to the effective date of the Plan shall be covered by the terms and conditions of such Programs and the Prior Plan.

      1.11 Terms and Conditions. Awards granted and deferrals made under the Plan shall contain such terms and conditions as the Committee shall specify, including without limitation those terms and conditions described in Article IX hereof, and restrictions on the sale or other disposition of the shares of Common Stock, or the forfeiture of certain awards upon termination of employment prior to the expiration of a designated period of time or the occurrence of other events.

II. Stock Awards

      2.1 Form of Award. The Committee may in its discretion provide that a Participant shall receive stock awards, whether performance awards, performance shares or fixed awards, in the form of shares of Common Stock, but which may be forfeitable and/or with restrictions on transfer in any form as hereinafter provided.

      2.2 Performance Awards. Awards may be made in terms of a stated potential maximum number of shares, with the actual number earned to be determined by reference to the level of achievement of corporate, group, division, individual or other specific objectives over a period or periods of not less than one nor more than ten years. No right or interests of any kind shall be vested in an individual receiving a performance award until the conclusion of the period or periods and the determination of the level of achievement specified in the award, and the time of vesting thereafter shall be as specified in the award.

      2.3 Fixed Awards. Awards may be made that are not contingent on the performance of objectives but that are contingent on the Participant’s continuing in the employ of the Company, rendering consulting services or refraining from competitive activities for a period to be specified in the award, which period shall be not less than one year.

      2.4 Rights With Respect to Restricted Stock Awards. Awards may be made in the form of shares that are subject to restrictions on transfer, as determined by the Committee. Unless otherwise provided by the Committee, the Participant who receives shares of restricted Common Stock shall have the right to vote the shares and to receive dividends thereon from the date of issuance, unless and until forfeited.

      2.5 Terms and Conditions. Shares of restricted Common Stock issued pursuant to an award shall be released from the restrictions at the times determined by the Committee. The award shall be paid to the Participant either in shares of Common Stock having a fair market value equal to the maturity value of the award, or in cash equal to the maturity value of the award, or in such combination thereof as the Committee shall determine.

III. Share Units

      3.1 Credits. The Committee may in its discretion provide that a Participant shall receive a credit of share units, each of which is equivalent to a share of Common Stock except for the power to vote and the entitlement to current dividends.

      3.2 Rights With Respect to Share Units. If share units are credited to a Participant, amounts equal to dividends otherwise payable on a like number of shares of Common Stock after the crediting of the units may, in the discretion of the Committee, be paid to the Participant as and when paid, or converted into additional share units which shall be credited to the Participant and held until later forfeited or paid out. Share units may be paid to the Participant in the form of cash, shares of Common Stock or a combination thereof, according to such requirements and guidelines as the Committee shall deem appropriate.

IV. Money Credits

      4.1 Credits. The Committee may in its discretion provide that a Participant shall receive a credit of money credits, which shall be in units of a dollar or a fraction thereof.

      4.2 Rights With Respect to Money Credits. If a Participant is credited with money credits, a money account shall be established for the Participant which shall be credited with interest equivalents on amounts previously credited to the account, or an amount equal thereto paid to the Participant, on a calendar quarter basis compounded at such rate as the Committee determines to be appropriate from time to time. Money credits may be paid to the Participant in the form of cash, shares of Common Stock or a combination thereof, according to such requirements and guidelines as the Committee shall deem appropriate.

V. Stock Options

      5.1 Grants. The Committee may in its discretion provide that a Participant shall receive an option to purchase shares of Common Stock.

      5.2 Terms and Conditions of Options. Options shall contain such terms and conditions as the Committee shall specify, may either be “incentive stock options” as defined in Section 422 (b) of the Code or nonqualified stock options, and, at the discretion of the Committee, may include a reload feature. No option shall be exercisable more than ten years after the date of grant. The per share option price shall be not less than 100% of the fair market value at the time the option is granted, unless otherwise determined by the Committee. Upon exercise, the option price may be paid in cash, in shares of Common Stock having a fair market value equal to the option price or a combination thereof, or in such other manner as the Committee, in its discretion, either at the time of grant or thereafter, may provide, and the Committee may, in its discretion, require as a condition of exercise that the optionee pay to the Company any federal, state or local withholding tax or employment tax required by law to be paid over as a result of such exercise, which payment may be made in cash, in shares of Common Stock, or in a combination thereof, having a market value equal to the amount of the required withholding tax. Unless otherwise determined by the Committee, options shall not be transferable, except that such options may be exercised by the executor, administrator or personal representative of a deceased optionee through a period not to exceed the date on which the option expires or one year after the death of such optionee, whichever is earlier, or pursuant to a distribution duly ordered by a court of competent jurisdiction in connection with a divorce or dissolution proceeding. Options may be exercised during the optionee’s continued employment with the Company, or for such other period thereafter as the Committee may determine, but in no event after the date on which the option expires.

      5.3 Incentive Stock Options. With respect to incentive stock options, to the extent that the aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by such individual during any calendar year (under all plans of the Company) exceeds $100,000, such options shall be treated as nonqualified stock options. The per share option price for an incentive stock option shall not be less than 100% of the fair market value of a share of Common Stock at the time the option is granted (110% of the fair market value of a share of Common Stock at the time the option is granted in the case of an incentive stock option granted to an employee, who, at the time the incentive stock option is to be granted to such employee, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a parent or a subsidiary within the meaning of Sections 422(e) and 422(f), respectively, of the Code (a “Ten-Percent Stockholder”)). Further, no incentive stock option shall be exercisable after the expiration of ten years from the date such option is granted (five years in the case of an incentive stock option granted to a Ten-Percent Stockholder).

      5.4 Non-Employee Director’s Stock Options. Notwithstanding anything herein to the contrary, for any Director of the Company who is not an officer or employee of the Company or its subsidiaries or affiliates (a “Non-Employee Director”) joining the Board between January and the date of the meeting of the full Board of Directors in May of each year, such Non-Employee Director shall automatically receive, without any further action required by the Committee or anyone, a grant of stock options having a Black-Scholes value, as determined by an independent compensation consultant designated by the Company, equal to the Non-Employee Director’s annual retainer; and, for any Non-Employee Director joining the Board between the date of the meeting of the Board in May and December 31 of any year, such Non-Employee Director will receive a stock option in the amount described above at the Board meeting at which such Director joins the Board; provided that each of the options shall have the following terms and conditions: (1) a term of ten (10) years from the date of grant; (2) vesting at the rate of twenty-five percent (25%) per year of continuous service as a Non-Employee Director based on grant date anniversaries; (3) the exercise price shall be the Fair Market Value of a share of Common Stock on the date of grant; (4) after termination, each option shall continue to vest during such post-termination period and shall be exercisable to the extent vested (a) for the balance of the term of the option, if the termination was the result of retirement on or after age 70 or disability, as defined in the Company’s applicable retirement or welfare plan; (b) for twelve (12) months if the termination was the result of the death of the Optionee or (c) immediately upon termination, if the termination was the result of resignation or dismissal; and (5) each option may be exercised with cash, stock (provided such stock was owned at least six (6) months as of the date of exercise) or a combination of both.

VI. Stock Appreciation Rights

      6.1 Grants. The Committee may in its discretion provide that a Participant shall receive rights entitling such Participant to receive cash or shares of Common Stock having a fair market value equal to the appreciation in market value of a stated number of shares of Common Stock from the date of grant, or in the case of rights granted in tandem with or by reference to a stock option granted simultaneously with or prior to the grant of such rights, from the date of grant of the related stock option to the date of exercise.

      6.2 Terms of Grant. Such rights may be granted in tandem with or with reference to a related stock option, in which event the grantee may elect to exercise either the option or the right (as to the same shares of Common Stock subject to the option and the right), or the right may be granted independently of a stock option. The right shall be exercisable not more than ten years after the date of grant. Stock appreciation rights shall not be transferable, except that such rights may, if the grant so provides, be exercised by the executor, administrator or personal representative of the deceased grantee within twelve months after the death of the grantee, or pursuant to a distribution duly ordered by a court of competent jurisdiction in connection with a divorce or dissolution proceeding, and rights may be exercised during the individual’s continued employment with the Company or for such longer period thereafter as the Committee may determine, but in no event after the date on which such stock appreciation rights expire, provided that if the grantee is also a member of the Board of Directors, the stock appreciation rights may, if the terms of the grant so provide, be exercised following termination of employment during such period as the grantee shall continue to serve as a member of the Board of Directors, or for such longer period thereafter as the Committee may determine, but in no event after the date on which such stock appreciation rights expire.

      6.3 Payment on Exercise. Upon exercise of a right, the grantee shall be paid the excess of the then fair market value of the number of shares to which the right relates over the exercise price of the right or of the related stock option, as the case may be. Such excess shall be paid in cash or in shares of Common Stock having a fair market value equal to such excess, or a combination thereof, as the Committee shall determine.

VII. Performance Units

      The Committee may in its discretion provide that a Participant shall receive performance units, subject to such terms and conditions as the Committee in its discretion shall determine. The Committee shall establish a dollar value for each performance unit, the performance goals to be attained in respect of the performance unit, the various percentages of performance unit value to be paid out upon the attainment, in whole or in part, of the performance goals and such other performance unit terms, conditions and restrictions, as the Committee shall deem appropriate. As soon as practicable after the termination of the performance period, the Committee shall determine the payment, if any, which is due on the performance unit in accordance with the terms thereof. The Committee shall determine, among other things, whether the payment shall be made in the form of cash or shares of Common Stock, or a combination thereof.

VIII. Incentive Compensation Awards

      The Committee in its discretion may establish annual and long-term incentive compensation programs pursuant to which incentive compensation awards may be granted to selected Participants, subject to such terms and conditions as the Committee in its discretion shall determine.

IX. Section 162(m) Awards

      9.1 Performance Based Awards. The Committee shall determine the amount of each annual or long-term incentive compensation award, stock award, restricted stock award, money credit award, share, performance or phantom unit award or other performance based award, and shall specify with respect thereto Performance Goals (as defined in Section 9.2 below) and a performance period during which such Performance Goals are required to be achieved. Any award that is conditioned on the achievement of performance goals that are not defined as Performance Goals in this Section 9.1 shall be bifurcated into separate awards so that the awards subject to this Article IX shall be conditioned solely on the achievement of Performance Goals. Unless otherwise provided by the Committee in connection with either a specified termination of employment or the occurrence of a Change in Control (as defined in Section 11.2 hereof), payment in respect of awards granted pursuant to this Article IX shall be made only if and to the extent the Performance Goals with respect to such performance period are attained. Performance Goals may include a level of performance below which no payment shall be made and levels of performance at which specified percentages (which may be greater than 100) of the award shall be paid or credited.

      9.2 Performance Goals and Performance Periods. The Performance Goals underlying the awards granted pursuant to this Article IX shall be the performance goals established by the Committee, which must be met during the applicable performance period as a condition of the Participant’s receipt of payment (or, in the case of stock awards or restricted stock awards, the lapse of restrictions) with respect to an award, and which are based on the attainment of thresholds with respect to one or more of the following objective business criteria: earnings per share, return on equity, pre-tax profit, post-tax profit, consolidated net income, stock price, market share, sales, unit sales volume, return on assets, return on invested capital, cash flow, discounted cash flow, economic value added, costs, production, unit production volume, or total shareholder return. Equitable adjustments may be made by the Committee to any award(s) relating to any performance period affected by extraordinary items or events such as (1) profit or loss attributable to acquisitions or dispositions of stock or assets, (2) any changes in accounting standards that may be required or permitted by the Financial Accounting Standards Board or adopted by the Company after the Performance Goal is established, (3) all items of gain, loss or expense for the period related to restructuring charges for the company, (4) all items of gain, loss or expense for the period determined to be extraordinary or unusual in nature or infrequent by occurrence or related to the disposal of a segment of a business, (5) all items of gain loss or expense for a period related to discontinued operations that do not qualify as a segment of a business as defined in APB Opinion No. 30, and (6) such other items as may be prescribed by Section 162(m) of the Internal Revenue Code, as amended, and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions and any changes thereto.

      With respect to annual incentive compensation awards, the performance period shall mean each calendar year, or, if different, each plan year. With respect to long-term incentive compensation awards, the performance period shall mean the period of consecutive plan years or such other period (which in no case may be less than one plan year) as may be determined by the Committee.

      9.3 Maximum Limitation on Section 162(m) Awards (Other than Stock Options and Stock Appreciation Rights). In no event shall payment be made with respect to annual incentive compensation awards granted pursuant to this Article IX for any plan year valued as of the end of such plan year, in an amount that exceeds the lesser of 250% of such Participant’s annual rate of base salary as in effect as of the first day of the applicable plan year, without regard to any optional or mandatory deferral of base salary pursuant to any salary deferral arrangement (“Annual Base Salary”) and $3,000,000. In addition, during the term of the Plan, no Participant can receive restricted stock awards relating to shares of Common Stock that in the aggregate exceed 375,000 shares of Common Stock, as adjusted pursuant to the terms hereof. Further, with respect to all awards granted pursuant to this Article IX that are not annual incentive compensation awards, stock options, stock appreciation rights or restricted stock awards, in no event shall payment be made with respect to such awards for any three-year period, valued as of the end of such three-year period, in an amount that exceeds the lesser of 100% of such Participant’s Annual Base Salary and $900,000.

      9.4 Time and Form of Payment. Amounts in respect of awards granted under this Article IX shall be paid after the end of the applicable performance period, at such time as the Committee shall determine. Unless otherwise determined by the Committee, such payments shall be made only after achievement of the Performance Goals has been certified by the Committee. Payments shall be made either in cash, in Common Stock, in such other form as determined by the Committee or in a combination of the foregoing, as determined by the Committee.

      With respect to all employees who are Covered Employees (as defined in Section 162(m)), the foregoing provisions shall apply to the extent necessary for the awards granted pursuant to this Article IX to satisfy the applicable requirements of Section 162 (m).

X. Loans

      The Committee may, in its discretion and solely to the extent permitted by applicable law, authorize loans by the Company to Participants in connection with the grant of stock awards, other awards hereunder or the exercise of options or stock appreciation rights. The loans shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose from time to time. Every loan shall meet all applicable laws, regulations and rules of the Internal Revenue Service, the Federal Reserve Board and any other governmental agency having jurisdiction.

XI. Miscellaneous

      11.1 Withholding. In addition to any other withholding provisions set forth in Section 5.2 hereof, the Company or a corporation or other form of business association of which shares (or other ownership interests) having 50% or more of the voting power are owned or controlled directly or indirectly, by the Company (an “Associated Company”) may make such provisions as it may deem appropriate for the withholding of any taxes that the Company or Associated Company determines is required to be withheld in connection with any award or distribution hereunder, including permitting Participants to authorize the Company to withhold shares of Common Stock earned with respect to any grant or award, provided that such withholding shall not exceed the minimum amount of tax required to be withheld.

      11.2 Change in Control. For purposes of the Plan and the Programs, a “Change in Control” shall be deemed to have occurred:

(a) if and when any “person” (as such term is used in Sections 13(d) and 14(d)(2)of the Securities Exchange Act of 1934, as amended,) in a transaction or series of transactions, is or becomes a beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired by an employee benefit plan of the Company or any subsidiary thereof, or any trustee or other fiduciary holding securities under any such employee benefit plan), representing 5% or more of the combined voting power of the Company’s then outstanding securities and there is outstanding an exchange or tender offer for securities of the Company (other than any such exchange or tender offer by the Company or by members of the Wrigley and Offield families); or

(b) if any “person” (as above-referenced but excluding members of the Wrigley and Offield families) is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities (not including in the securities beneficially owned by such person any securities acquired by an employee benefit plan of the Company or any subsidiary thereof or any trustee or other fiduciary holding securities under any such employee benefit plan).

      11.3 Certain Provisions Relating to Participation. No Participant shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment for Participants.

      Except as otherwise required by applicable law, no rights under the Plan or Programs, contingent or otherwise, shall be assignable or subject to any encumbrance, pledge or charge of any nature, except that, under such rules and regulations as the Committee may establish, a Participant may designate a beneficiary to receive, in the event of death, any amount that would otherwise have been payable to the Participant or that may become payable on account of or following his or her death except that, if any amount shall become payable to the executor or administrator of the Participant, such executor or administrator may transfer the right to the payment of any such amount to the person, persons or entity (including a trust) entitled thereto under the will of the Participant or, in case of intestacy, under the laws relating to intestacy.

      By accepting any benefits under the Plan or Programs, each Participant and each person claiming under or through a Participant shall be conclusively deemed to have indicated their acceptance and ratification of and consent to any action or decision taken or made or to be taken or made under the Plan or Program, as the case may be, by the Committee, the Company or the Board of Directors.

      Subject to any applicable forfeiture provisions provided in the Programs, each Participant shall have a vested, unconditional and nonforfeitable right to receive a distribution or distributions of the amount credited to such Participant’s respective accounts, but only at, and not until, the time or times and only in the manner provided for in the Plan or applicable Programs. However, no funds, securities or other property of any nature shall be segregated or earmarked for any current or former Participant, beneficiary or other person. Accordingly, no current or former Participant, beneficiary or other person, individually or as a member of a group, shall have any right, title or interest in an account in any fund or specific sum of money, in any asset or in any shares of stock that may be acquired by the Company in respect of its obligations hereunder, the sole right of the Participant being to receive distributions, as set forth in the Plan or Programs, as a general creditor of the Company with an unsecured claim against the Company’s general assets.

      The Plan and Programs shall be binding upon, and shall inure to the benefit of, the Company and its successors and assigns and the Participants and their heirs, administrators and personal representatives.

      11.4 Governing Law. The Plan and Programs shall be construed in accordance with and governed by the laws of the State of Delaware.

XII. Interpretation

      The Plan and the Programs thereunder are designed and, to the extent determined by the Committee, in its discretion, intended to comply with Rule 16b-3 and Section 162(m), in each case, to the extent applicable, and all provisions hereof shall be construed in a manner to so comply.

Appendix C

WM. WRIGLEY JR. COMPANY

AUDIT COMMITTEE CHARTER

(Adopted as of January 28, 2004)

PURPOSE

      To oversee and monitor Company management’s and the independent auditor’s participation in the financial reporting and public disclosure process to ensure the integrity of the Company’s financial statements and public disclosure and conformance to legal and regulatory requirements.

DUTIES AND RESPONSIBILITIES

1.	Obtain the full Board of Directors’ approval of this Charter and review and reassess this Charter as conditions dictate, but at least annually.

2.	Review and approve the appointment, compensation, or termination of the independent auditors to audit the financial statements of the Company, its divisions and subsidiaries.

3.	Have a clear understanding with the independent auditors that they are ultimately accountable to the Audit Committee, as the shareholders’ representatives, and it is the Audit Committee that has the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

4.	Meet with the independent auditors and financial management of the Company to review (1) the scope of the proposed audit and timely quarterly reviews for the current year and (2) the procedures to be utilized to carry out the audit and reviews. At the conclusion of such audit or review, any comments or recommendations of the independent auditors will be considered by the Company.

5.	Review with the independent auditors and the Company’s internal auditor and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, including the Company’s policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs, and consider any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the Audit Committee periodically should consider Company policy statements (including, but not limited to, Trading in Company Stock, Corporate Communications, Electronic Communications) to determine their appropriateness with respect to the Code of Business Conduct and other appropriate procedures, including the Company’s Disclosure Control Process, and Sarbanes-Oxley Act, Section 404 — Internal Control Reporting.

6.	Review and approve disclosure controls and procedures

7.	Inquire of management, the internal auditor, and the independent auditors about significant risks or exposures and assess the steps management has taken to address such risks to the Company.

8.	Review reports from the independent auditors on the critical policies and practices of the Company, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

9.	Review the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

10.	Approve or pre-approve annually all audit and non-audit services to be performed by the independent auditors. The Committee may delegate pre-approval authority to a member of the Committee, provided that any decisions of such member shall be presented to the Committee at its meeting immediately following any exercise of such authority.

11.	Be responsible for resolving any disagreement between management and the independent or internal auditors regarding financial reporting.

12.	Review with management and the independent auditors the financial statements and disclosures contained in the annual report to shareholders, and annual and quarterly reports and other reports required to be filed by the Securities and Exchange Commission, to determine that the independent auditors are satisfied that the financial statements and other disclosures contained in such reports or filings are presented fairly in all material respects and otherwise comply with applicable law and regulation. Review with financial management and the independent auditors the results of their timely analysis of significant reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the Committee by the auditors. Also review with financial management and the independent auditors their judgments about the quality, not just acceptability of accounting principles. The review would include such matters as the consistency of the application of the Company’s accounting policies and the clarity, consistency, and completeness of the Company’s accounting information contained in the financial statements and related disclosures, as well as items that have a significant impact on the representational faithfulness, verifiability, neutrality, and consistency of the accounting information included in the financial statements.

13.	Provide sufficient opportunity for each of the internal and independent auditors to meet separately with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditor’s evaluation of the Company’s financial accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

14.	Report the results of the annual audit to the Board of Directors. If requested by the Board, invite the independent auditors to attend the full Board of Directors meeting to assist in reporting the results of the annual audit or to answer other Directors’ questions.

15.	On an annual basis, obtain from the independent auditors (i) a written communication delineating all relationships and professional services between the independent auditors and the Company as required by Independence Standards Board Standard No. 1 — Independence Discussions with Audit Committees; and (ii) a written report describing the independent auditor’s internal quality-control procedures and any material issues raised in any internal quality control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five (5) years, and the steps taken by the auditors to deal with any such issues. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the Board of Directors take, appropriate action to ensure the continuing independence of the auditors.

16.	Annually assess the auditing firm’s independence taking into account all relationships between the auditing firm, its lead partner and the Company. This review and assessment should take into account the opinions of the Company’s management and internal auditors.

17.	Review the matters discussed at each Audit Committee meeting with the Board of Directors.

18.	Investigate any matter brought to its attention within the scope of its duties, with full access to all books, records, facilities and personnel of the Company, with the power to retain outside advisors for this purpose if, in its judgment, that is appropriate.

19.	Review and approve the Company’s disclosure with respect to the Audit Committee in the proxy statement for its annual meeting of shareholders. In addition, include a copy of this Charter in the proxy statement at least triennially or the year after any significant amendment to the Charter.

20.	On an annual basis, as required by the applicable regulating agency, submit a written confirmation regarding (1) any determination that the Company’s Board of Directors made regarding the independence of the members of the Audit Committee, their financial literacy or financial management expertise and (2) the Committee’s annual review and assessment of the adequacy of the Committee’s Charter.

21.	Establish a clear hiring policy for the Company with respect to employees or former employees of the independent auditors.

22.	Retain, pay and terminate advisors, consultants and agents (which can be recommended by management) engaged by the Committee to assist in the fulfillment of the Committee’s duties and responsibilities.

23.	Assess annually, in conjunction with the Corporate Governance Committee, its own performance, and make the assessment available to the full Board of Directors.

24.	The Audit Committee shall provide assistance to the Directors in fulfilling their responsibility to the shareholders, potential shareholders, and the investment community relating to corporate accounting and the Company’s reporting practices and the quality of its financial reports. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the Directors, the independent auditors, the internal auditors, and the management of the Company.

25.	Establish procedures under applicable law and regulation, for the receipt, retention and treatment of complaints received by the Company from employees and third parties regarding accounting, internal accounting controls, or auditing matters.

26.	Periodically review and provide guidance on the types of information to be included in the Company’s earnings releases and financial information provided to analysts and rating agencies.

27.	Perform other duties that the Board may assign to this Committee from time to time.

COMMITTEE OPERATIONS

1.	This Committee shall consist of at least three Directors, all of whom must be independent, as defined by applicable law, regulation, the Corporate Governance Committee, or the Board of Directors.

2.	This Committee will meet at least six times each year, and more as necessary, including the opportunity at each meeting to meet in executive session. This Committee shall meet in executive session at least once each year.

3.	Committee members shall be appointed and removed by the Board in its sole discretion.

4.	After each Committee meeting, the Chairman will report the actions and activities of the Committee to the Board.

5.	The Committee, except as may be proscribed by law, may delegate any of its responsibilities to a subcommittee of this Committee or to another Committee of the Board.

6.	The Chairman of the Committee shall be responsible for preparing the agenda for each meeting.

7.	The Committee shall keep, or delegate the keeping of, minutes of each meeting, which minutes shall be approved by the Committee at a subsequent meeting.

8.	Members of the Audit Committee shall be considered independent if, among other things, they have no relationship to the Company that may interfere with the exercise of their independence from management.

9.	No member of the Committee may accept any consulting, advisory or fee other than Director remuneration from the Company.

10.	No member of the Committee may sit on more than a total of three Audit Committees, including the Company’s.

11.	All Audit Committee members will be financially literate, and at least one member will have such accounting or related financial management expertise to be considered the “Audit Committee financial expert” in accord with applicable law and regulations.

Appendix D

Audit and Non-Audit Services Pre-Approval Policy

Statement of Principles for Audit and Non-Audit Services Pre-Approval Policy

      The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision for such services does not impair the auditor’s independence. The independent auditor has reviewed this policy and believes that implementation of the Policy will not adversely affect the auditor’s independence.

Services Pre-Approved by the Audit Committee

      Exhibit A to this Policy describes the nature of the audit, audit-related, and tax services that have the Audit Committee’s pre-approval. Exhibit B to this Policy describes those services that the Company’s independent auditors cannot perform as prohibited by the SEC.

Pre-Approval Policy

      At its October meeting, the Audit Committee will review the services expected to be provided by the independent auditor to ensure that the provision of such services will not impair the auditor’s independence. The Audit Committee will pre-approve fee levels for the up-coming fiscal year for each of the following categories: audit, audit-related and tax compliance/ planning services (individual projects less than $50,000). Tax compliance/ planning projects exceeding $50,000 and all other services not pre-approved in the categories above will require specific pre-approval from the Audit Committee on an individual project basis. Approval for such services may be requested at the next Audit Committee meeting or if earlier approval is necessary it may be obtained in accordance with the Audit Committee’s delegation to the Audit Committee Chairman as described in Delegation below.

Delegation

      The Audit Committee will not delegate its responsibilities to pre-approve services performed by the independent auditor to management. However, the Audit Committee has delegated pre-approval authority to the Audit Committee Chairman for unplanned services that arise during the year. The Chairman has the authority to review and approve permissible services up to $250,000 per service provided that the aggregate amount of such services does not exceed the prior year Parent Company audit fee. The Audit Committee Chairman must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Exhibit A

Audit Services

•	Financial or statutory audits for subsidiaries of the Company, including procedures to provide attestation as to the effectiveness of the Company’s internal controls.

•	Timely quarterly reviews of the Company and its subsidiaries

•	Consultations related to accounting, financial reporting or disclosure matters

•	Services associated with:

        — SEC registration statements

        — Periodic reports and other documents filed with the SEC

        — Comfort letters and consents

Audit-Related Services

•	Audits of employee benefit plans

•	Due diligence services pertaining to potential business acquisitions/ dispositions

•	Internal control reviews

•	Other attest services

Tax Compliance and Planning

•	U.S. federal, state and local tax compliance and planning

•	International tax compliance and planning

•	U.S. federal, state or International transfer pricing advice or documentation

•	Expatriate tax services

Exhibit B

Prohibited Non-Audit Services by the Independent Auditor

      The Securities and Exchange Act of 1934 has been amended to prohibit the Company from engaging the independent auditor to perform the following types of services:

•	Bookkeeping or other services related to the accounting records or financial statements of the audit client

•	Financial information systems design and implementation

•	Appraisal or valuation services or fairness opinions

•	Actuarial services

•	Internal audit outsourcing services

•	Management functions or human resources

•	Broker or dealer, investment adviser, or investment banking services

•	Legal services and expert services unrelated to the audit

Directions to Bank One Auditorium
Bank One Auditorium is located in the Bank One Headquarters Building, 1 Bank One Plaza (10 South Dearborn) which is bordered by Dearborn, Madison, Clark and Monroe Streets.
From the South:
Take I-80 to I-57 (which merges directly into the Dan Ryan Expressway, I-94 stay to your left). Take the Dan Ryan north into Chicago. Follow the signs for the Kennedy Expressway West. Proceed on the Kennedy to the Monroe Street exit. The exit will be on your right. Turn right (east) from the exit onto Monroe Street. Proceed (east) to Dearborn Street. Turn left (north) on Dearborn Street. The Bank One Building is located on the west (left) side of the street halfway between Monroe and Madison Streets.
From the Southwest:
Take the Stevenson Expressway, I-55 north. Follow the signs for the Kennedy Expressway, I-90, North-Wisconsin, the exit will be on your right. Proceed on the Kennedy to the Monroe Street exit. The exit will be on your right. Turn right (east) from the exit onto Monroe Street. Turn left (north) on Dearborn Street. The Bank One Building is located on the west (left) side of the street halfway between Monroe and Madison Streets.
From the North:
Take the Edens Expressway, I-94 to the Kennedy Expressway, I-90 (south to Downtown Chicago). Proceed on the Kennedy to the Monroe Street exit. The exit will be on your right. Turn left (east) from the exit onto Monroe Street. Proceed (east) to Dearborn Street. Turn left (north) on Dearborn Street. The Bank One Building is located on the west (left) side of the street halfway between Monroe and Madison Streets.
From the West:
Take the Eisenhower Expressway, I-290 east to downtown Chicago. This becomes Congress Street in downtown Chicago. Stay in the left lanes and proceed (east) to Dearborn Street. Turn left (north) on Dearborn Street. The Bank One Building is located on the west (left) side of the street halfway between Monroe and Madison Streets.

Bank One Auditorium

10 South Dearborn, Chicago
Please use the Dearborn St. entrance

N
W
E
S
CITY HALL
MARSHALL FIELDS
W. WASHINGTON
ONE WAY
FRANKLIN
WELLS
S. LASALLE
S. CLARK
W. CALHOUN
S. DEARBORN
W. MADISON
ONE WAY
BANK ONE PLAZA
ONE WAY
ONE WAY
W. ARCADE PL.
TWO WAYS
ONE WAY
ONE WAY
S. STATE
CARSON PIRIE SCOTT
SHUBERT THEATRE
W. MONROE
ONE WAY
TWO WAYS
W. MARBLE PL.
W. ADAMS

Parking Locations Near Bank One Plaza

General Parking-

180 West Madison
Madison between LaSalle & Wells

201 West Madison
Madison between Wells & Franklin

181 W. Monroe
Monroe between LaSalle and Wells

55 East Monroe Street
Wabash-Adams-Monroe Parking

30 East Randolph
Wabash-Randolph Self Park

Standard Parking-

17 East Adams
Adams-Wabash

181 North Dearborn
Theatre District

	Please mark your	6700
☒	votes as in this
	example.

	This proxy card represents all shares of Wrigley stock (both Common and Class B Common) held in the registration indicated below.
	For employee stockholders, this includes your shares held in the Wrigley Savings Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

1.	Election of Class II	FOR	WITHHOLD	The nominees are:
	Directors	☐	☐
	(Terms Expire			01 Thomas A. Knowlton
	in 2007)			02 Steven B. Sample
	For all nominee(s) except vote withheld from the following:			03 Alex Shumate

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 2.

2.	Amendment to the 1997 Management Incentive Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND A VOTE FOR ITEM 3.

3.	Ratification of appointment of independent auditors Ernst & Young LLP for the year ending 12/31/04.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Check this box if you plan to attend the meeting	☐

Note:	Please sign exactly as name appears on this card. Joint owners should each sign personally. Corporation proxies should be signed by an authorized officer. Executors, administrators, trustees, etc. should so indicate when signing.

SIGNATURE(S) DATE

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Wm. Wrigley Jr. Company stockholders can now vote their shares over the telephone or the Internet. This eliminates the need to return the proxy card.

To vote your shares over the telephone or the Internet you must have your proxy card and Social Security Number available. These systems can be accessed 24 hours a day, seven days a week up until the day prior to the meeting.

1.	To vote over the telephone:

On a touch-tone telephone call toll free 1-877-PRX-VOTE (1-877-779-8683). If you are calling from outside the United States, you may call 1-201-536-8073.

2.	To vote over the Internet:

Log on to the Internet and go to the web site http://www.eproxyvote.com/wwy. Please be aware that if you vote over the Internet you may incur costs such as telecommunication and Internet access charges for which you will be responsible.

Your vote over the telephone or the Internet instructs the Trustee in the same manner as if you marked, signed, dated and returned your proxy card. If you choose to vote your shares over the telephone or the Internet, there is no need for you to mail back your proxy card.

Your vote is important. Thank you for voting.

Wm. WRIGLEY Jr. Company	PROXY CARD

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on March 9, 2004.

This proxy will be voted as specified by the stockholder. If no specification is made, all shares of both classes of stock will be voted as set forth in the proxy statement FOR Items 1, 2 and 3.

The stockholder represented herein appoints William Wrigley, Jr., Richard K. Smucker, Howard Malovany or any of them, proxies with power of substitution to vote all shares of Common Stock and Class B Common Stock entitled to be voted by said stockholder(s) at the Annual Meeting of Stockholders of the Wm. Wrigley Jr. Company to be held at the Bank One Auditorium, 10 South Dearborn, Chicago, Illinois 60670, on March 9, 2004, at 10:00 a.m., and at any adjournment thereof, as specified in this proxy. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting.

Your vote is important!
Please sign and date on the reverse side of this proxy card and return promptly in the enclosed postage-paid envelope.
If you attend the meeting, you may revoke your proxy and vote in person.

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Please note that admission to the Annual Meeting will be by admission ticket only, so you must bring this ticket with you. If you plan to attend the meeting, please mark the indicated box on the other side of this Proxy Card. For pre-registration, please call the Stockholder Relations Department at 1-800-874-0474.

101st Annual Meeting of Stockholders of the Wm. Wrigley Jr. Company

Bank One Auditorium
One Bank One Plaza
10 South Dearborn
Chicago, Illinois 60670
10:00 a.m.
Tuesday, March 9, 2004

This ticket admits the named stockholder(s) and one guest. Photocopies will not be accepted. Photo identification will be required.